Exhibit 3.1

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

Li Auto Inc.

(adopted by a special resolution passed on  July 9, 2020)

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

Li Auto Inc.

( adopted by a special resolution passed on July 9, 2020)

1.                                      The name of the Company is Li Auto Inc.

2.                                      The Registered Office of the Company shall be at  the offices of Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands, or at such other place as the Directors may from time to time decide.

3.                                      The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (as amended) or as the same may be revised from time to time or any other law of the Cayman Islands.

4.                                      The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5.                                      The authorized share capital of the Company is US$500,000 divided into (i) 3,598,398,645 Class A Ordinary Shares of par value US$0.0001 each, (ii) 240,000,000 Class B Ordinary Shares of par value US$0.0001 each, (iii) 50,000,000 Series Pre-A Preferred Shares of par value US$0.0001 each, (iv) 129,409,092 Series A-1 Preferred Shares of par value US$0.0001 each, (v) 126,771,562 Series A-2 Preferred Shares of par value US$0.0001 each,  (vi) 65,498,640 Series A-3 Preferred Shares of par value US$0.0001 each, (vii) 115,209,526 Series B-1 Preferred Shares of par value US$0.0001 each, (viii) 55,804,773 Series B-2 Preferred Shares of par value US$0.0001 each, (ix) 119,950,686 Series B-3 Preferred Shares of par value US$0.0001 each, (x) 267,198,535 Series C Preferred Shares of par value US$0.0001 each, and (xi) 231,758,541 Series D Preferred Shares of par value US$0.0001 each.

6.                                      If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Law (as amended) and, subject to the provisions of the Companies Law (as amended) and the Third Amended and Restated Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.                                      Capitalized terms that are not defined in this Third Amended and Restated Memorandum of Association bear the same meaning as those given in the Third Amended and Restated Articles of Association of the Company.

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

Li Auto Inc.

(adopted by a special resolution passed on  July 9, 2020)

INTERPRETATION

1.                                      In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Affiliate”                                                                                                                                                                        of a Person (the “Subject Person”) means (i) in the case of a Subject Person other than a natural person, any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with the Subject Person, and (ii) in the case of a Subject Person being a natural person, any other Person that is a relative (any spouse, child, parent, grandparent, or sibling of the Subject Person (whether by blood, marriage, or adoption)) of the Subject Person or trust or family trust of which the Subject Person and/or any of the Subject Person’s family members is a beneficiary. In the case of an Ordinary Shareholder or a Preferred Shareholder, the term “Affiliate” also includes (v) any shareholder of such Ordinary Shareholder or Preferred Shareholder, (w) any of such shareholder’s or Ordinary Shareholder’s or Preferred Shareholder’s general partners, (x) the fund manager managing such shareholder or Ordinary Shareholder or Preferred Shareholder (and general partners thereof) and other funds managed by such fund manager, and (y) trusts controlled by or for the benefit of any such Person referred to in (v), (w) or (x).

“Aggregate Preference Amount”                                          means the sum of the Series A-1 Preference Amount, the Series A-2 Preference Amount, the Series A-3 Preference Amount, the Series B-1 Preference Amount, the Series B-2 Preference Amount, the Series B-3 Preference Amount, Series C Preference Amount, and the Series D Preference Amount.

“Articles”                                                                                                                                                                            means these articles of association of the Company as originally adopted or as from time to time altered by Special Resolution.

“Associate”                                                                                                                                                                   means, with respect to any Person, (i) a corporation or organization (other than the Group Companies) of which such Person is an officer, director, or partner or is a beneficial owner of five percent (5%) or more of any class of Equity Securities of such corporation or organization, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (iii) any relative or spouse of such Person, or any relative of such spouse.

“Auditor”                                                                                                                                                                            means any of Deloitte, EY, KPMG, and PwC, commonly referred to as the “Big Four,” or a reputable firm of independent certified public accountants as approved by the Board.

“Automatic Conversion”                                                                                        has the meaning set forth in Article 8.3(C).

“Beijing CHJ”                                                                                                                                                  means Beijing CHJ Information Technology Co., Ltd. (北京车和家信息技术有限公司).

“Board” or “Board of Directors”                                          means the board of directors of the Company.

“Board Observer”                                                                                                                            has the meaning set forth under Article 63.2.

“Business Day”                                                                                                                                              means any day that is not a Saturday, Sunday, legal holiday, or other day on which commercial banks are required or authorized by law to be closed in China, Hong Kong, the United States, or the Cayman Islands.

“Class A Ordinary Shares”                                                                            means the Class A ordinary shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Class B Ordinary Shares”                                                                            means the Class B ordinary shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Closing”                                                                                                                                                                             has the meaning set forth in the Investor Series D SPA.

“Company”                                                                                                                                                                 means Li Auto Inc.

“Competitor”                                                                                                                                                       has the meaning set forth under the Shareholders Agreement.

“Control”                                                                                                                                                                            of a Subject Person, means the power or authority, whether exercised or not, to direct the business, management and policies of such Subject Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the voting of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Subject Person or power to control the composition of a majority of the board of directors of such Subject Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Control Documents”                                                                                                           has the meaning set forth in the Shareholders Agreement.

“Conversion Price”                                                                                                                    has the meaning set forth in Article 8.3(A).

“Convertible Securities”                                                                                          has the meaning set forth in Article  8.3(E)(5)(a)(ii).

“D&O Insurance”                                                                                                                               has the meaning set forth in Article 115.

“Deemed Liquidation Event”                                                                 has the meaning set forth in Article  8.2(B)(1).

“Designating Investor”                                                                                                   has the meaning set forth in Article 63.2.

“Director”                                                                                                                                                                        means a director serving on the Board for the time being of the Company and shall include an alternate director appointed in accordance with these Articles.

“Equity Securities”                                                                                                                        means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right, or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any contract providing for the acquisition of any of the foregoing.

“ESOP Plan”                                                                                                                                                         has the meaning set forth in Article 8.3(E)(5)(a)(iii)(a).

“Excepted Issuances”                                                                                                           has the meaning set forth in Article 8.3(E)(5)(a) (iii).

“Founders”                                                                                                                                                                   Xiang Li (李想) and Yanan Shen (沈亚楠).

“Governmental Authority”                                                                            means any government of any nation, federation, province, or state, or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission, or instrumentality of China or any other country, or any political subdivision thereof, any court, tribunal, or arbitrator, and any self-regulatory organization.

“Group Company”                                                                                                                         has the meaning set forth in the Shareholders Agreement.

“Indebtedness”                                                                                                                                                means, with respect to any Person, without duplication, (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken, or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds, and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures, or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets, or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized (including capitalized lease obligations), (vii) all obligations under banker’s acceptance, letter of credit, or similar facilities, (viii) all obligations to purchase, redeem, retire, defease, or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge, or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed.

“Initiating Holder(s)”                                                                                                           has the meaning set forth in Article 8.5(A).

“Interested Transaction”                                                                                        has the meaning set forth in Article 82.

“Investor Series D SPA”                                                                                           means the Series D Preferred Share Purchase Agreement dated as of July 1, 2020 by and between the Company, the Founders, Meituan and other parties named therein.

“IPO”                                                                                                                                                                                                 means the first firm underwritten registered public offering by the Company of its Equity Securities under the applicable securities laws.

“Key Group Companies”                                                                                       has the meaning set forth in the Shareholders Agreement.

“Lien”                                                                                                                                                                                              means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition, or otherwise), whether imposed by contract, understanding, law, equity, or otherwise.

“Majority Ordinary Holders”                                                            means the holders of over 50% of the voting power of the then outstanding Ordinary Shares.

“Majority Preferred Holders”                                                          means the holders of over 50% of the voting power of the then outstanding Preferred Shares (voting together as a single class and calculated on an as-converted basis).

“Matrix”                                                                                                                                                                                has the same meaning set forth in the Shareholders Agreement.

“Meituan”                                                                                                                                                                         has the same meaning set forth in the Shareholders Agreement.

“Meituan Series D Issue Price”                                                        means US$2.3494 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations, and similar events with respect to the Series D Preferred Shares.

“Member”                                                                                                                                                                        has the same meaning as in the Statute.

“Memorandum”                                                                                                                                       means the memorandum of association of the Company as originally adopted or as from time to time altered by Special Resolution.

“New Price”                                                                                                                                                               has the meaning set forth in Article 8.3(E)(5)(d)(i).

“New Securities”                                                                                                                                     has the meaning set forth in Article  8.3(E)(5)(a)(iii).

“Options”                                                                                                                                                                           has the meaning set forth in Article 8.3(E)(5)(a)(i).

“Ordinary Directors”                                                                                                          has the meaning set forth in Article 63.1.

“Ordinary Resolution”                                                                                                   means a resolution of a duly constituted general meeting of the Company passed by a simple majority of the votes cast by, or on behalf of, the Members entitled to vote present in person or by proxy and voting at the meeting, or a written resolution as provided in Article 41.2.

“Ordinary Shareholder”                                                                                       means a holder of Class A Ordinary Shares or of Class B Ordinary Shares.

“Ordinary Shares”                                                                                                                         means, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares.

“Original Issue Date”                                                                                                           means, the Series Pre-A Issue Date in the case of Series Pre-A Preferred Shares, the Series A-1 Issue Date in the case of Series A-1 Preferred Shares, the Series A-2 Issue Date in the case of Series A-2 Preferred Shares, the Series A-3 Issue Date in the case of Series A-3 Preferred Shares, the Series B-1 Issue Date in the case of Series B-1 Preferred Shares, the Series B-2 Issue Date in the case of Series B-2 Preferred Shares, the Series B-3 Issue Date in the case of Series B-3 Preferred Shares, the Series C Issue Date in the case of Series C Preferred Shares, and the Series D Issue Date in the case of Series D Preferred Shares, as applicable and as the case may be.

“Original Issue Price”                                                                                                       means the Series Pre-A Issue Price in the case of Series Pre-A Preferred Shares, the Series A-1 Issue Price in the case of Series A-1 Preferred Shares, the Series A-2 Issue Price in the case of Series A-2 Preferred Shares, the Series A-3 Issue Price in the case of Series A-3 Preferred Shares, the Series B-1 Issue Price in the case of Series B-1 Preferred Shares, the Series B-2 Issue Price in the case of Series B-2 Preferred Shares, the Series B-3 Issue Price in the case of Series B-3 Preferred Shares, the Series C Issue Price in the case of Series C Preferred Shares, Meituan Series D Issue Price in the case of the Series D Preferred Shares held by Meituan, and the Series D Issue Price in the case of Series D Preferred Shares held by Series D Preferred Shareholders (other than Meituan), as applicable and as the case may be.

“Person”                                                                                                                                                                                 means any individual, corporation, company, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate, or other enterprise or entity.

“PRC” or “China”                                                                                                                               means the People’s Republic of China, excluding, solely for the purposes hereof, Hong Kong, the Macau Special Administrative Region, and Taiwan.

“PRC Companies”                                                                                                                            has the meaning set forth in the Shareholders Agreement.

“Preferred Shareholders”                                                                                  means the Series Pre-A Preferred Shareholders, the Series A-1 Preferred Shareholders, the Series A-2 Preferred Shareholders, the Series A-3 Preferred Shareholders, the Series B-1 Preferred Shareholders, the Series B-2 Preferred Shareholders, the Series B-3 Preferred Shareholders, the Series C Preferred Shareholders, and the Series D Preferred Shareholders.

“Preferred Shares”                                                                                                                       means the Series Pre-A Preferred Shares, the Series A-1 Preferred Shares, the Series A-2 Preferred Shares, the Series A-3 Preferred Shares, the Series B-1 Preferred Shares, the Series B-2 Preferred Shares, the Series B-3 Preferred Shares, the Series C Preferred Shares, and the Series D Preferred Shares.

“Qualified IPO”                                                                                                                                        means an initial public offering of the Company’s Class A Ordinary Shares and listing of such shares (or securities representing such shares) on an internationally recognized stock exchange in the United States or Hong Kong as approved by the Board, with the total pre-money market valuation implying an issue price per share of the Company no less than an amount equal to Meituan Series D Issue Price, plus an aggregate interests calculated at a compound rate of 10% per annum, commencing from the Series D Issue Date until the date of the Qualified IPO, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, mergers, or similar transactions.

“Redeeming Holders”                                                                                                         has the meaning set forth in Article 8.5(B).

“Redeeming Preferred Share”                                                          has the meaning set forth in Article 8.5(B).

“Redemption Notice”                                                                                                             has the meaning set forth in Article 8.5(A).

“Redemption Price”                                                                                                                   has the meaning set forth in Article 8.5(B).

“Redemption Price Payment Date”                                 has the meaning set forth in Article 8.5(B).

“Registered Office”                                                                                                                     means the registered office for the time being of the Company.

“Register of Members”                                                                                                  means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“Requisite Preferred Holders”                                                         means holders of at least one third (1/3) of the voting power of the then outstanding Preferred Shares (voting together as a single class and calculated on an as-converted basis), provided that for the purpose of calculating the number of consents on a matter from the aforesaid one third (1/3) of the voting power of the then outstanding Preferred Shares, AMP Lee Ltd. shall be entitled to vote but its consent shall not be counted as a Shareholder who has voted in favor of such matter.

“Seal”                                                                                                                                                                                                means the common seal of the Company and includes every duplicate seal.

“Securities Act”                                                                                                                                           means the U.S. Securities Act of 1933, as amended, and the regulations and rules promulgated thereunder.

“Series A-1 Issue Date”                                                                                                   means July 4, 2016.

“Series A-1 Issue Price”                                                                                             means RMB 6.0274 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations, and similar events with respect to the Series A-1 Preferred Shares.

“Series A-1 Preferred Shares”                                                         means the Series A-1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles. The calculation of (i) the dividends under Article 8.1, (ii) the respective Aggregate Preference Amount under Article 8.2, (iii) the respective Conversion Price under Article 8.3, (iv) the voting rights under Article 8.4, and (v) the respective Redemption Price under Article 8.5 shall be made on an as-converted basis.

“Series A-1 Preferred Shareholder”                         means the holder of the Series A-1 Preferred Shares. The calculation of (i) the dividends under Article 8.1, (ii) the respective Aggregate Preference Amount under Article 8.2, (iii) the respective Conversion Price under Article 8.3, (iv) the voting rights under Article 8.4, and (v) the respective Redemption Price under Article 8.5 shall be made on an as-converted basis.

“Series A-1 Preference Amount”                                            has the meaning set forth in Article 8.2(A)(8).

“Series A-2 Issue Date”                                                                                                   means July 21, 2017.

“Series A-2 Issue Price”                                                                                               means RMB 7.8882 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations, and similar events with respect to the Series A-2 Preferred Shares.

“Series A-2 Preference Amount”                                            has the meaning set forth in Article 8.2(A)(7).

“Series A-2 Preferred Shares”                                                           means the Series A-2 Preferred Shares of the Company  par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles. The calculation of (i) the dividends under Article 8.1, (ii) the respective Aggregate Preference Amount under Article 8.2, (iii) the respective Conversion Price under Article 8.3, (iv) the voting rights under Article 8.4, and (v) the respective Redemption Price under Article 8.5 shall be made on an as-converted basis.

“Series A-2 Preferred Shareholder”                         means the holder of the Series A-2 Preferred Shares. The calculation of (i) the dividends under Article 8.1, (ii) the respective Aggregate Preference Amount under Article 8.2, (iii) the respective Conversion Price under Article 8.3, (iv) the voting rights under Article 8.4, and (v) the respective Redemption Price under Article 8.5 shall be made on an as-converted basis.

“Series A-3 Issue Date”                                                                                                   means September 5, 2017.

“Series A-3 Issue Price”                                                                                             means RMB 9.4658 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations, and similar events with respect to the Series A-3 Preferred Shares.

“Series A-3 Preferred Shares”                                                         means the Series A-3 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles. The calculation of (i) the dividends under Article 8.1, (ii) the respective Aggregate Preference Amount under Article 8.2, (iii) the respective Conversion Price under Article 8.3, (iv) the voting rights under Article 8.4, and (v) the respective Redemption Price under Article 8.5 shall be made on an as-converted basis.

“Series A-3 Preferred Shareholder”                         means the holder of the Series A-3 Preferred Shares. The calculation of (i) the dividends under Article 8.1, (ii) the respective Aggregate Preference Amount under Article 8.2, (iii) the respective Conversion Price under Article 8.3, (iv) the voting rights under Article 8.4, and (v) the respective Redemption Price under Article 8.5 shall be made on an as-converted basis.

“Series A-3 Preference Amount”                                            has the meaning set forth in Article 8.2(A)(6).

“Series B-1 Issue Date”                                                                                                  means November 28, 2017.

“Series B-1 Issue Price”                                                                                             means RMB 13.1066 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations, and similar events with respect to the Series B-1 Preferred Shares.

“Series B-1 Preferred Shares”                                                         means the Series B-1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles. The calculation of (i) the dividends under Article 8.1, (ii) the respective Aggregate Preference Amount under Article 8.2, (iii) the respective Conversion Price under Article 8.3, (iv) the voting rights under Article 8.4, and (v) the respective Redemption Price under Article 8.5 shall be made on an as-converted basis.

“Series B-1 Preferred Shareholder”                         means the holder of the Series B-1 Preferred Shares. The calculation of (i) the dividends under Article 8.1, (ii) the respective Aggregate Preference Amount under Article 8.2, (iii) the respective Conversion Price under Article 8.3, (iv) the voting rights under Article 8.4, and (v) the respective Redemption Price under Article 8.5 shall be made on an as-converted basis.

“Series B-1 Preference Amount”                                            has the meaning set forth in Article 8.2(A)(5).

“Series B-2 Issue Date”                                                                                                   means June 6, 2018.

“Series B-2 Issue Price”                                                                                             means RMB 14.1565 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations, and similar events with respect to the Series B-2 Preferred Shares.

“Series B-2 Preferred Shares”                                                         means the Series B-2 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles. The calculation of (i) the dividends under Article 8.1, (ii) the respective Aggregate Preference Amount under Article 8.2, (iii) the respective Conversion Price under Article 8.3, (iv) the voting rights under Article 8.4, and (v) the respective Redemption Price under Article 8.5 shall be made on an as-converted basis.

“Series B-2 Preferred Shareholder”                         means the holder of the Series B-2 Preferred Shares. The calculation of (i) the dividends under Article 8.1, (ii) the respective Aggregate Preference Amount under Article 8.2, (iii) the respective Conversion Price under Article 8.3, (iv) the voting rights under Article 8.4, and (v) the respective Redemption Price under Article 8.5 shall be made on an as-converted basis.

“Series B-2 Preference Amount”                                            means the meaning set forth in Article 8.2(A)(4).

“Series B-3 Issue Date”                                                                                                   means January 7, 2019.

“Series B-3 Issue Price”                                                                                             means RMB 14.1565 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations, and similar events with respect to the Series B-3 Preferred Shares.

“Series B-3 Preferred Shares”                                                         means the Series B-3 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles. The calculation of (i) the dividends under Article 8.1, (ii) the respective Aggregate Preference Amount under Article 8.2, (iii) the respective Conversion Price under Article 8.3, (iv) the voting rights under Article 8.4, and (v) the respective Redemption Price under Article 8.5 shall be made on an as-converted basis.

“Series B-3 Preferred Shareholder”                         means the holder of the Series B-3 Preferred Shares. The calculation of (i) the dividends under Article 8.1, (ii) the respective Aggregate Preference Amount under Article 8.2, (iii) the respective Conversion Price under Article 8.3, (iv) the voting rights under Article 8.4, and (v) the respective Redemption Price under Article 8.5 shall be made on an as-converted basis.

“Series B-3 Preference Amount”                                            has the meaning set forth in Article 8.2(A)(3).

“Series C Issue Date”                                                                                                              means (i) as for 车美（上海）企业管理咨询合伙企业（有限合伙）, July 2, 2019; (ii) as for the other holders of the Series C Preferred Shares, the date of the first issuance of a Series C Preferred Share to the applicable holder of the Series C Preferred Share.

“Series C Issue Price”                                                                                                        means (i) as for Xiamen Haisi Qimeng Equity Investment Partnership, L.P. (厦门市海丝启盟股权投资基金合伙企业（有限合伙）), Matrix, and Jilin Shougang Chanye Zhenxing Fund Partnership, L.P. ( 吉林首钢产业振兴基金合伙企业（有限合伙）), the total investment amount paid at the Closing in Renminbi divided by the number of shares issued to such entities; or (ii) as for the remaining Series C Preferred Shareholders, US$2.2271 per share, each as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series C Preferred Shares.

“Series C Lead Investor”                                                                                      means Zijin Global Inc.

“Series C Preferred Shares”                                                                    means the Series C Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles. The calculation of (i) the dividends under Article 8.1, (ii) the respective Aggregate Preference Amount under Article 8.2, (iii) the respective Conversion Price under Article 8.3, (iv) the voting rights under Article 8.4, and (v) the respective Redemption Price under Article 8.5 shall be made on an as-converted basis.

“Series C Preferred Shareholder”                                    means the holder of the Series C Preferred Shares. The calculation of (i) the dividends under Article 8.1, (ii) the respective Aggregate Preference Amount under Article 8.2, (iii) the respective Conversion Price under Article 8.3, (iv) the voting rights under Article 8.4, and (v) the respective Redemption Price under Article 8.5 shall be made on an as-converted basis.

“Series C Preference Amount”                                                       has the meaning set forth in Article 8.2(A)(2).

“Series D Issue Date”                                                                                                              means July 1, 2020.

“Series D Issue Price”                                                                                                          means US$2.6397 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations, and similar events with respect to the Series D Preferred Shares.

“Series D Preferred Shares”                                                                    means the Series D Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles. The calculation of (i) the dividends under Article 8.1, (ii) the respective Aggregate Preference Amount under Article 8.2, (iii) the respective Conversion Price under Article 8.3, (iv) the voting rights under Article 8.4, and (v) the respective Redemption Price under Article 8.5 shall be made on an as-converted basis.

“Series D Preferred Shareholder”                                    means the holder of the Series D Preferred Shares. The calculation of (i) the dividends under Article 8.1, (ii) the respective Aggregate Preference Amount under Article 8.2, (iii) the respective Conversion Price under Article 8.3, (iv) the voting rights under Article 8.4, and (v) the respective Redemption Price under Article 8.5 shall be made on an as-converted basis.

“Series D Preference Amount”                                                       has the meaning set forth in Article 8.2(A)(1).

“Series Pre-A Issue Date”                                                                                      means July 4, 2016.

“Series Pre-A Issue Price”                                                                                  means RMB 2.0000 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations, and similar events with respect to the Series Pre-A Preferred Shares.

“Series Pre-A Preferred Share”                                                   means the Series Pre-A Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles. The calculation of (i) the dividends under Article 8.1, (ii) the respective Aggregate Preference Amount under Article 8.2, (iii) the respective Conversion Price under Article 8.3, (iv) the voting rights under Article 8.4, and (v) the respective Redemption Price under Article 8.5 shall be made on an as-converted basis.

“Series Pre-A Preferred Shareholder”              means the holder of the Series Pre-A Preferred Shares. The calculation of (i) the dividends under Article 8.1, (ii) the respective Aggregate Preference Amount under Article 8.2, (iii) the respective Conversion Price under Article 8.3, (iv) the voting rights under Article 8.4, and (v) the respective Redemption Price under Article 8.5 shall be made on an as-converted basis.

“Share” and “Shares”                                                                                                          means the Ordinary Shares and the Preferred Shares.

“Shareholder”                                                                                                                                                  has the meaning set forth in the Shareholders Agreement.

“Shareholders Agreement”                                                                            means the Amended and Restated Shareholders Agreement dated as of July 1, 2020 by and between the Company, the Founders, and other parties named therein.

“Special Resolution”                                                                                                                has the same meaning as in the Statute and expressed to be a special resolution and includes a unanimous written resolution of all Members entitled to vote and expressed to be a special resolution. For the avoidance of doubt, the votes entitled by a holder of Class A Ordinary Shares, Class B Ordinary Shares, and Series Pre-A Preferred Shares shall be computed pursuant to Article 8.4(A).

“Statute”                                                                                                                                                                                 means the Companies Law (as amended) of the Cayman Islands.

“Subsidiary”                                                                                                                                                           means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Transaction Documents”                                                                                  has the meaning set forth in the Shareholders Agreement.

“WFOE”                                                                                                                                                                                has the meaning set forth in the Shareholders Agreement.

2.                                      In the Articles:

2.1                               words importing the singular number include the plural number and vice versa;

2.2                               words importing the masculine gender include the feminine gender;

2.3                               “written” and “in writing” include all modes of representing or reproducing words in visible form;

2.4                               references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted, or replaced from time to time;

2.5                               any phrase introduced by the terms “including,” “include,” “in particular,” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

2.6                               the term “voting power” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Memorandum and these Articles;

2.7                               the term “or” is not exclusive;

2.8                               the term “including” will be deemed to be followed by, “but not limited to”;

2.9                               the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive;

2.10                        the term “day” means “calendar day,” and “month” means calendar month;

2.11                        the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning;

2.12                        references to any documents shall be construed as references to such document as the same may be amended, supplemented or novated from time to time;

2.13                        the term “as-converted” means the calculation is to be made assuming the full conversion into Class A Ordinary Shares of any Equity Securities in the share capital of the Company;

2.14                        all references to U.S. dollars or to “US$” are to currency of the United States of America and all references to Renminbi or to “RMB” are to currency of China (and each shall be deemed to include reference to the equivalent amount in other currencies); and

2.15                        headings are inserted for reference only and shall be ignored in construing these Articles.

3.                                      For the avoidance of doubt, each other Article herein is subject to the provisions of Article 8, and, subject to the requirements of the Statute, in the event of any conflict, the provisions of Article 8 shall prevail over any other Article herein.

COMMENCEMENT OF BUSINESS

4.                                      The business of the Company may be commenced as soon after incorporation as the Directors shall see fit notwithstanding that any part of the Shares may not have been allotted. The Company shall have perpetual existence until wound up or struck off in accordance with the Statute and these Articles.

5.                                      The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

ISSUE OF SHARES

6.                                      Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in a general meeting) and to the provisions of Articles 8 and 9 and without prejudice to any rights, preferences, and privileges attached to any existing Shares, the Directors (a) may allot, issue, grant Options over, or otherwise dispose of Shares of the Company with or without preferred, deferred, or other special rights or restrictions, whether with regard to dividend, voting, return of capital, or otherwise and to such persons, at such times and on such other terms as they think proper, (b) may issue warrants to subscribe for any class or series of Shares or other securities of the Company on such terms as it may from time to time determine. Where warrants are issued to bearer, no new warrants shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed and the Company has received an indemnity in such form as the Board shall think fit with regard to the issue of any such new warrant, and (c) may issue Shares against payment in cash or against payment in kind (which may, in the sole determination of the Directors, include tangible assets, services or any other valuable property). Notwithstanding any provision to the contrary contained in these Articles, the Company shall be precluded from issuing bearer shares, warrants, coupons, or certificates.

7.                                      The Company shall maintain or cause to be maintained a Register of Members in accordance with the Statute.

PREFERRED SHARES

8.                                      Certain rights, preferences, and privileges of the Preferred Shares of the Company are as follows:

8.1                               Dividends Rights.

Each Preferred Shareholder and Ordinary Shareholder shall be entitled to receive dividends for each Share held by such holder (calculated on an as-converted basis), payable out of funds or assets when and as such funds or assets become legally available therefor pari passu with each other on a pro rata basis. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be non-cumulative.

8.2                               Liquidation Rights.

A.                                    Liquidation Preferences.  Subject to applicable law, in the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, all assets and funds of the Company legally available for distribution to the Members (after payment of all taxes and remuneration and satisfaction of all creditors’ claims and claims that may be preferred by law) shall be distributed to the Members of the Company as follows:

(1)                                 First, the Series D Preferred Shareholders shall be entitled to receive for each Series D Preferred Share held by such holders, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the Series C Preferred Shareholders, the Series B-3 Preferred Shareholders, the Series B-2 Preferred Shareholders, the Series B-1 Preferred Shareholders, the Series A-3 Preferred Shareholders, the Series A-2 Preferred Shareholders, the Series A-1 Preferred Shareholders, the Series Pre-A Preferred Shareholders, and the Ordinary Shareholders by reason of their ownership of such shares, the amount (the “Series D Preference Amount”) equal to the higher of: (i) one hundred percent (100%) of Meituan Series D Issue Price or the Series D Issue Price, as applicable, plus an aggregate interests calculated  at a simple rate of 8% per annum and multiplied by a fraction, the numerator of which is the number of calendar days between the Series D Issue Date and the date when the liquidation, dissolution, or winding up of the Company or a Deemed Liquidation Event shall take place and the denominator of which is 365; and (ii) the amount receivable by the Series D Preferred Shareholders if all the assets of the Company available for distribution to Members is distributed ratably among all the Members on an as-converted basis. If the assets and funds thus distributed among the Series D Preferred Shareholders shall be insufficient to permit the payment to such holders of the full Series D Preference Amount, then the entire assets and funds of the Company legally available for distribution to the Series D Preferred Shares shall be distributed ratably among the Series D Preferred Shareholders in proportion to the aggregate Series D Preference Amount each such holder is otherwise entitled to receive pursuant to this clause.

(2)                                 Second, if there are any assets or funds remaining after the aggregate Series D Preference Amount has been distributed or paid in full to the Series D Preferred Shareholders pursuant to clause (1) above, the Series C Preferred Shareholders shall be entitled to receive for each Series C Preferred Share held by such holders, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the Series B-3 Preferred Shareholders, the Series B-2 Preferred Shareholders, the Series B-1 Preferred Shareholders, the Series A-3 Preferred Shareholders, the Series A-2 Preferred Shareholders, the Series A-1 Preferred Shareholders, the Series Pre-A Preferred Shareholders, and the Ordinary Shareholders by reason of their ownership of such shares, the amount (the “Series C Preference Amount”) equal to the higher of: (i) one hundred percent (100%) of the Series C Issue Price (if applicable, the exchange rate applied to which shall be the central parity rate of the Renminbi against U.S. dollars published by the People’s Bank of China one day before the payment date of the Series C Preference Amount), plus an aggregate interests calculated  at a simple rate of 8% per annum and multiplied by a fraction, the numerator of which is the number of calendar days between the Series C Issue Date and the date when the liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event shall take place and the denominator of which is 365; and (ii) the amount receivable by the Series C Preferred Shareholders if all the assets of the Company available for distribution to Members is distributed ratably among all the Members on an as-converted basis. If the assets and funds thus distributed among the Series C Preferred Shareholders shall be insufficient to permit the payment to such holders of the full Series C Preference Amount, then the entire assets and funds of the Company legally available for distribution to the Series C Preferred Shares shall be distributed ratably among the Series C Preferred Shareholders in proportion to the aggregate Series C Preference Amount each such holder is otherwise entitled to receive pursuant to this clause. For the purpose of this Article 8.2(A)(2), when calculating the Series C Preference Amount for the Series C Preferred Shares, the Series C Preferred Shares issued to the Series B-3 Preferred Shareholders on January 23, 2020 in connection with the exercise of applicable anti-dilution rights of such Series B-3 Preferred Shareholders shall be excluded.

(3)                                 Third, if there are any assets or funds remaining after the aggregate Series D Preference Amount and Series C Preference Amount has been distributed or paid in full to the Series D Preferred Shareholders and Series C Preferred Shareholders pursuant to clause (1) and (2) above, the Series B-3 Preferred Shareholders shall be entitled to receive for each Series B-3 Preferred Share held by such holders, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the Series B-2 Preferred Shareholders, the Series B-1 Preferred Shareholders, the Series A-3 Preferred Shareholders, the Series A-2 Preferred Shareholders, the Series A-1 Preferred Shareholders, the Series Pre-A Preferred Shareholders,  and the Ordinary Shareholders by reason of their ownership of such shares, the amount (the “Series B-3 Preference Amount”) equal to the higher of: (i) one hundred percent (100%) of the Series B-3 Issue Price (the exchange rate applied to which shall be the central parity rate of the Renminbi against U.S. dollars published by the People’s Bank of China one day before the payment date of the Series B-3 Preference Amount), plus an aggregate interests calculated  at a simple rate of 8% per annum and multiplied by a fraction, the numerator of which is the number of calendar days between the Series B-3 Issue Date and the date when the liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event shall take place and the denominator of which is 365; and (ii) the amount receivable to the Series B-3 Preferred Shareholders if all the assets of the Company available for distribution to Members is distributed ratably among all the Members on an as-converted basis. If the assets and funds thus distributed among Series B-3 Preferred Shareholders shall be insufficient to permit the payment to such holders of the full Series B-3 Preference Amount, then the entire assets and funds of the Company legally available for distribution to the Series B-3 Preferred Shares shall be distributed ratably among Series B-3 Preferred Shareholders in proportion to the aggregate Series B-3 Preference Amount each such holder is otherwise entitled to receive pursuant to this clause.

(4)                                 Fourth, if there are any assets or funds remaining after the aggregate Series D Preference Amount, Series C Preference Amount, and Series B-3 Preference Amount have been distributed or paid in full to the applicable Preferred Shareholders pursuant to clauses (1), (2), and (3) above, the Series B-2 Preferred Shareholders shall be entitled to receive for each Series B-2 Preferred Share held by such holders, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the Series B-1 Preferred Shareholders, the Series A-3 Preferred Shareholders, the Series A-2 Preferred Shareholders, the Series A-1 Preferred Shareholders, the Series Pre-A Preferred Shareholders, and the Ordinary Shareholders by reason of their ownership of such shares, the amount (the “Series B-2 Preference Amount”) equal to the higher of: (i) one hundred percent (100%) of the Series B-2 Issue Price (the exchange rate applied to which shall be the central parity rate of the Renminbi against U.S. dollars published by the People’s Bank of China one day before the payment date of the Series B-2 Preference Amount), plus an aggregate interests calculated at a simple rate of 8% per annum and multiplied by a fraction, the numerator of which is the number of calendar days between the Series B-2 Issue Date and the date when the liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event shall take place and the denominator of which is 365; and (ii) the amount receivable to the Series B-2 Preferred Shareholders if all the assets of the Company available for distribution to Members is distributed ratably among all the Members on an as-converted basis. If the assets and funds thus distributed among the Series B-2 Preferred Shareholders shall be insufficient to permit the payment to such holders of the full Series B-2 Preference Amount, then the entire assets and funds of the Company legally available for distribution to the Series B-2 Preferred Shares shall be distributed ratably among the Series B-2 Preferred Shareholders in proportion to the aggregate Series B-2 Preference Amount each such holder is otherwise entitled to receive pursuant to this clause.

(5)                                 Fifth, if there are any assets or funds remaining after the aggregate Series D Preference Amount, Series C Preference Amount, Series B-3 Preference Amount, and Series B-2 Preference Amount have been distributed or paid in full to the applicable Preferred Shareholders pursuant to clauses (1), (2), (3), and (4) above, the Series B-1 Preferred Shareholders shall be entitled to receive for each Series B-1 Preferred Share held by such holders, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the Series A-3 Preferred Shareholders, the Series A-2 Preferred Shareholders, the Series A-1 Preferred Shareholders, the Series Pre-A Preferred Shareholders and the Ordinary Shareholders by reason of their ownership of such shares, the amount (the “Series B-1 Preference Amount”) equal to the higher of: (i) one hundred percent (100%) of the Series B-1 Issue Price (the exchange rate applied to which shall be the central parity rate of the Renminbi against U.S. dollars published by the People’s Bank of China one day before the payment date of  the Series B-1 Preference Amount), plus an aggregate interests calculated  at a simple rate of 8% per annum and multiplied by a fraction, the numerator of which is the number of calendar days between the Series B-1 Issue Date and the date when the liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event shall take place and the denominator of which is 365; and (ii) the amount receivable to the Series B-1 Preferred Shareholders if all the assets of the Company available for distribution to Members is distributed ratably among all the Members on an as-converted basis. If the assets and funds thus distributed among the Series B-1 Preferred Shareholders shall be insufficient to permit the payment to such holders of the full Series B-1 Preference Amount, then the entire assets and funds of the Company legally available for distribution to the Series B-1 Preferred Shares shall be distributed ratably among the Series B-1 Preferred Shareholders in proportion to the aggregate Series B-1 Preference Amount each such holder is otherwise entitled to receive pursuant to this clause.

(6)                                 Sixth, if there are any assets or funds remaining after the aggregate Series D Preference Amount, Series C Preference Amount, Series B-3 Preference Amount, Series B-2 Preference Amount, and Series B-1 Preference Amount have been distributed or paid in full to the applicable Preferred Shareholders pursuant to clauses (1), (2), (3), (4), and (5) above, the Series A-3 Preferred Shareholders shall be entitled to receive for each Series A-3 Preferred Share held by such holders, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the Series A-2 Preferred Shareholders, the Series A-1 Preferred Shareholders, the Series Pre-A Preferred Shareholders, and the Ordinary Shareholders by reason of their ownership of such shares, the amount (the “Series A-3 Preference Amount”) equal to the higher of: (i) one hundred percent (100%) of the Series A-3 Issue Price (the exchange rate applied to which shall be the central parity rate of the Renminbi against U.S. dollars published by the People’s Bank of China one day before the payment date of  the Series A-3 Preference Amount), plus an aggregate interests calculated  at a simple rate of 8% per annum and multiplied by a fraction, the numerator of which is the number of calendar days between the Series A-3 Issue Date and the date when the liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event shall take place and the denominator of which is 365; and (ii) the amount receivable to the Series A-3 Preferred Shareholders if all the assets of the Company available for distribution to Members is distributed ratably among all the Members on an as-converted basis. If the assets and funds thus distributed among the Series A-3 Preferred Shareholders shall be insufficient to permit the payment to such holders of the full Series A-3 Preference Amount, then the entire assets and funds of the Company legally available for distribution to the Series A-3 Preferred Shares shall be distributed ratably among the Series A-3 Preferred Shareholders in proportion to the aggregate Series A-3 Preference Amount each such holder is otherwise entitled to receive pursuant to this clause.

(7)                                 Seventh, if there are any assets or funds remaining after the aggregate Series D Preference Amount, Series C Preference Amount, Series B-3 Preference Amount, Series B-2 Preference Amount, Series B-1 Preference Amount, and Series A-3 Preference Amount have been distributed or paid in full to the applicable Preferred Shareholders pursuant to clauses (1), (2), (3), (4), (5), and (6) above, the Series A-2 Preferred Shareholders shall be entitled to receive for each Series A-2 Preferred Share held by such holders, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the Series A-1 Preferred Shareholders, the Series Pre-A Preferred Shareholders, and the Ordinary Shareholders by reason of their ownership of such shares, the amount (the “Series A-2 Preference Amount”) equal to the higher of: (i) one hundred percent (100%) of the Series A-2 Issue Price (the exchange rate applied to which shall be the central parity rate of the Renminbi against U.S. dollars published by the People’s Bank of China one day before the payment date of  the Series A-2 Preference Amount), plus an aggregate interests calculated  at a simple rate of 8% per annum and multiplied by a fraction, the numerator of which is the number of calendar days between the Series A-2 Issue Date and the date when the liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event shall take place and the denominator of which is 365; and (ii) the amount receivable to the Series A-2 Preferred Shareholders if all the assets of the Company available for distribution to Members is distributed ratably among all the Members on an as-converted basis. If the assets and funds thus distributed among the Series A-2 Preferred Shareholders shall be insufficient to permit the payment to such holders of the full Series A-2 Preference Amount, then the entire assets and funds of the Company legally available for distribution to the Series A-2 Preferred Shares shall be distributed ratably among the Series A-2 Preferred Shareholders in proportion to the aggregate Series A-2 Preference Amount each such holder is otherwise entitled to receive pursuant to this clause.

(8)                                 Eighth, if there are any assets or funds remaining after the aggregate Series D Preference Amount, Series C Preference Amount, Series B-3 Preference Amount, Series B-2 Preference Amount, Series B-1 Preference Amount, Series A-3 Preference Amount, and Series A-2 Preference Amount have been distributed or paid in full to the applicable Preferred Shareholders pursuant to clauses (1), (2), (3), (4), (5), (6), and (7) above, the Series A-1 Preferred Shareholders shall be entitled to receive for each Series A-1 Preferred Share held by such holders, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the Series Pre-A Preferred Shareholders and the Ordinary Shareholders by reason of their ownership of such shares, the amount (the “Series A-1 Preference Amount”) equal to the higher of: (i) one hundred percent (100%) of the Series A-1 Issue Price (the exchange rate applied to which shall be the central parity rate of the Renminbi against U.S. dollars published by the People’s Bank of China one day before the payment date of  the Series A-1 Preference Amount), plus an aggregate interests calculated  at a simple rate of 8% per annum and multiplied by a fraction, the numerator of which is the number of calendar days between the Series A-1 Issue Date and the date when the liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event shall take place and the denominator of which is 365; and (ii) the amount receivable to the Series A-1 Preferred Shareholders if all the assets of the Company available for distribution to Members is distributed ratably among all the Members on an as-converted basis. If the assets and funds thus distributed among the Series A-1 Preferred Shareholders shall be insufficient to permit the payment to such holders of the full Series A-1 Preference Amount, then the entire assets and funds of the Company legally available for distribution to the Series A-1 Preferred Shares shall be distributed ratably among the Series A-1 Preferred Shareholders in proportion to the aggregate Series A-1 Preference Amount each such holder is otherwise entitled to receive pursuant to this clause.

(9)                                 If there are any assets or funds remaining after the Aggregate Preference Amount has been distributed or paid in full to the applicable Preferred Shareholders pursuant to clauses (1), (2), (3), (4), (5), (6), (7), and (8) above, the remaining assets and funds of the Company available for distribution shall be distributed ratably among the then Series Pre-A Preferred Shareholders, and Ordinary Shareholders in proportion to the number of Series Pre-A Preferred Shares and Ordinary Shares held by them.

B.                                    Deemed Liquidation Event.

(1)                                 Unless waived in writing by all Preferred Shareholders, any of the following events shall be construed as a deemed liquidation event (the “Deemed Liquidation Event”):

(i).                    any consolidation, amalgamation, scheme of arrangement, or merger of the Company with or into any other Person or other reorganization in which the Members immediately prior to such consolidation, amalgamation, merger, scheme of arrangement, or reorganization own less than fifty percent (50%) of the Company’s voting power in the aggregate immediately after such consolidation, merger, amalgamation, scheme of arrangement, or reorganization and the surviving entity is no longer Controlled by such Members and their and their respective Affiliates immediately after such consolidation, amalgamation, merger, scheme of arrangement, or reorganization;

(ii).                 a sale, transfer, lease, or other disposition of all or substantially all of the assets of the Group Companies (or any series of related transactions resulting in such sale, transfer, lease, or other disposition of all or substantially all of the assets of the Group Companies); or

(iii).              exclusive and irrevocable licensing of all or substantially all of any Group Company’s intellectual property to a third party.

(2)                                 A Deemed Liquidation Event shall be deemed to be a liquidation, dissolution, or winding up of the Company for purposes of Article 8.2(A), and any proceeds, whether in cash or properties, resulting from a Deemed Liquidation Event shall be distributed in accordance with the terms of Article 8.2(A).  Notwithstanding of the foregoing, in the event that all Preferred Shareholders determine in writing that any of the transactions listed in Article 8.2(B)(1) hereof shall not be construed as a Deemed Liquidation Event, any proceeds, whether in cash or properties, resulting from such transactions of the Company shall be distributed ratably among all Preferred Shareholders and Ordinary Shares in proportion to their respective shareholding percentages.

C.                                    Valuation of Properties.  In the event the Company proposes to distribute assets other than cash pursuant to any liquidation, dissolution or winding up of the Company pursuant to Article 8.2(A) or a Deemed Liquidation Event of the Company pursuant to Article 8.2(B), the value of the assets to be distributed to the Members shall be determined in good faith by the Board; provided that any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(1)                                 If traded on a securities exchange, the value shall be determined based on the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(2)                                 If traded over-the-counter, the value shall be determined based on the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(3)                                 If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board;

provided further that the method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (1), (2), or (3) to reflect the fair market value thereof as determined in good faith by the Board.

D.                                    Notices.  In the event that the Company shall propose at any time to consummate a liquidation, dissolution, or winding up of the Company or a Deemed Liquidation Event, then, in connection with each such event, subject to any necessary approval required in the Statute and these Articles, the Company shall send to the Preferred Shareholders at least thirty (30) days prior written notice of the date when the same shall take place; provided, however, that the foregoing notice periods may be shortened or waived with the vote or written consent of the Majority Preferred Holders.

E.                                     The provisions of this Article 8.2 shall terminate upon the consummation of an IPO.

8.3                               Conversion Rights.

The Preferred Shareholders shall have the rights described below with respect to the conversion of the Preferred Shares into Class A Ordinary Shares:

A.                                    Conversion Ratio.  Each Preferred Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such Preferred Share into such number of fully paid and non-assessable Class A Ordinary Shares as determined by dividing the Original Issue Price for such series of Preferred Shares by the conversion price of such series of Preferred Shares (the “Conversion Price”). The Conversion Price for a Preferred Share shall initially be the Original Issue Price of such Preferred Share, resulting in an initial conversion ratio for the Preferred Shares to Class A Ordinary Shares of 1 to 1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. For the purpose of this Article 8.3, if applicable, the exchange rate applied to the Original Issue Price shall be the central parity rate of the Renminbi against U.S. dollars published by the People’s Bank of China one day before the application date of the Conversion Price.

B.                                    Optional Conversion.  Subject to the Statute and these Articles, any series of Preferred Share may, at the option of the holder thereof, be converted at any time after the date of issuance of such shares, without the payment of any additional consideration, into fully-paid and non-assessable Class A Ordinary Shares based on the then-effective Conversion Price.

C.                                    Automatic Conversion.  Each Preferred Share shall automatically be converted, based on the then-effective Conversion Price, without the payment of any additional consideration, into fully-paid and non-assessable Class A Ordinary Shares upon (i) the closing of an IPO, or (ii) the date specified by written consent or agreement of the Majority Preferred Holders (including the approval of the Series C Lead Investor or Meituan). Any conversion pursuant to this Article 8.3(C) shall be referred to as an “Automatic Conversion.”

D.                                    Conversion Mechanism.  The conversion hereunder of the Preferred Shares shall be effected in the following manner:

(1)                                 Except as provided in Articles 8.3(D)(2) and 8.3(D)(3) below, before any Preferred Shareholders shall be entitled to convert the same into Class A Ordinary Shares, such holder shall surrender the certificate or certificates therefor (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) at the office of the Company or of any transfer agent for such share to be converted and shall give notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Class A Ordinary Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such Preferred Shareholder, or to the nominee or nominees of such holder, a certificate or certificates for the number of Class A Ordinary Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such notice and such surrender of the Preferred Shares to be converted, the Register of Members of the Company shall be updated accordingly to reflect the same, and the Person or Persons entitled to receive the Class A Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Ordinary Shares as of such date.

(2)                                 If the conversion is in connection with an underwritten public offering of securities, the conversion will be conditioned upon the closing with the underwriter(s) of the sale of securities pursuant to such offering and the Person(s) entitled to receive the Class A Ordinary Shares issuable upon such conversion shall not be deemed to have converted the applicable Preferred Shares until immediately prior to the closing of such sale of securities.

(3)                                 In the event of an Automatic Conversion, on or before the date fixed for Automatic Conversion, each Preferred Shareholder shall surrender his or its certificate or certificates for all such Shares to the Company at the place designated in such notice, and the Company shall promptly issue and deliver at such place to such Preferred Shareholder a certificate or certificates for the number of Class A Ordinary Shares to which such holder is entitled. On the date fixed for Automatic Conversion, the Register of Members shall be updated to show that the converted Preferred Shares have been redeemed or repurchased and all rights with respect to the Preferred Shares so converted will terminate, with the exception of the rights of the holders thereof, upon surrender of the certificate or certificates therefor, to receive Class A Ordinary Shares (which shall be recorded as issued to such holder in the Register of Members) and certificates for the number of Class A Ordinary Shares into which such Preferred Shares have been converted and payment of any accrued but unpaid dividends thereon. All certificates evidencing Preferred Shares which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the Preferred Shares represented thereby converted into Class A Ordinary Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

(4)                                 The Directors of Company may effect the conversion of Preferred Shares in any manner available under applicable law, including redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Class A Ordinary Shares. For purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(5)                                 No fractional Class A Ordinary Shares shall be issued upon conversion of any Preferred Shares.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall at the discretion of the Board of Directors either (i) pay cash equal to such fraction multiplied by the fair market value for the applicable Preferred Share as determined and approved by the Board of Directors, or (ii) issue one whole Class A Ordinary Share for each fractional share to which the holder would otherwise be entitled.

(6)                                 Upon conversion, all declared but unpaid share dividends on the applicable Preferred Shares shall be paid in shares and all declared but unpaid cash dividends on the applicable Preferred Shares shall be paid either in cash or by the issuance of such number of further shares equal to the value of such cash amount divided by the applicable Conversion Price, at the option of the holder of the applicable Preferred Shares.

E.                                     Adjustment of Conversion Price.  The Conversion Price shall be adjusted and readjusted from time to time as provided below:

(1)                                 Adjustment for Share Splits and Combinations.  If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares (on an as-converted basis), the Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased.  Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares (on an as-converted basis) into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(2)                                 Adjustment for Ordinary Share Dividends and Distributions.  If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares (on an as-converted basis) entitled to receive) a dividend or other distribution to the holders of Ordinary Shares (on an as-converted basis) payable in additional Ordinary Shares (on an as-converted basis), the Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such conversion price by a fraction (i) the numerator of which is the total number of  Ordinary Shares (on an as-converted basis) issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of  Ordinary Shares (on an as-converted basis) issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of  Ordinary Shares (on an as-converted basis) issuable in payment of such dividend or distribution.

(3)                                 Adjustments for Other Dividends.  If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares (on an as-converted basis) payable in securities of the Company other than Ordinary Shares (on an as-converted basis) or any other asset or property (other than cash), then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares (on an as-converted basis) issuable thereon, the amount of securities of the Company or other asset or property which the holder of such share would have received in connection with such event had the Preferred Shares been converted into Ordinary Shares (on an as-converted basis) immediately prior to such event, all subject to further adjustment as provided herein.

(4)                                 Adjustments for Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, and Substitutions.  If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (on an as-converted basis) (other than as a result of a share dividend, subdivision, split, or combination otherwise treated above) occurs or the Company is consolidated, merged, or amalgamated with or into another Person (other than a consolidation, merger, or amalgamation treated as a liquidation in Article 8.2(B)), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such shares would have received in connection with such event had the relevant Preferred Shares been converted into Ordinary Shares (on an as-converted basis) immediately prior to such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(5)                                 Adjustments to Conversion Price for Dilutive Issuance.

(a)                                 Special Definition.  For purpose of this Article 8.3(E)(5), the following definitions shall apply:

(i)                                     “Options” mean rights, options, or warrants to subscribe for, purchase, or otherwise acquire either Ordinary Shares (on an as-converted basis) or Convertible Securities.

(ii)                                  “Convertible Securities” means any indebtedness, shares, or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares (on an as-converted basis).

(iii)                               “New Securities” means all Ordinary Shares issued (or, pursuant to Article 8.3(E)(5)(c), deemed to be issued) by the Company after the date on which these Articles are adopted, other than the following issuances (collectively, the “Excepted Issuances”):

a).          such number of Class A Ordinary Shares that has been duly reserved as of the Closing for issuance under the Company’s employees share option plan duly adopted on or prior to the Closing, the reserved number of which can be increased from time to time as approved by the Company in accordance with the Memorandum and Articles, as well as any other Class A Ordinary Shares and options or warrants therefor issued to employees, officers, directors, contractors, advisors, or consultants of the Group Companies pursuant to the Company’s employee share option plans to be duly adopted by the Company in accordance with the Memorandum and Articles, each as adjusted in connection with share splits or share consolidation, reclassification, or other similar event (“ESOP Plan”);

b).          any Equity Securities of the Company issued or issuable pursuant to a share split or sub-division, share dividend, combination, recapitalization, or other similar transaction of the Company, as described in Article 8.3(E)(1) through Article 8.3(E)(3) and as duly approved by the Company in accordance with the Memorandum and Articles;

c).           any Equity Securities of the Company issued as dividend or distribution solely on the Preferred Shares in accordance with the Memorandum and Articles, or in connection with a subdivision, combination, reclassification, or similar event of the Preferred Shares;

d).          any Equity Securities of the Company issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, in any case, as duly approved in accordance with the Memorandum and Articles; and

e).           any Class A Ordinary Shares issued upon the conversion of Preferred Shares.

(b)                                 No Adjustment of Conversion Price.  No adjustment in the Conversion Price shall be made in respect of the issuance of New Securities unless the consideration per Ordinary Share (on an as-converted basis) (determined pursuant to Article 8.3(E)(5)(e) hereof) for the New Securities issued or deemed to be issued by the Company is less than such Conversion Price in effect immediately prior to such issuance, as provided for by Article 8.3(E)(4)(d).  No adjustment or readjustment in the Conversion Price otherwise required by this Article 8.3 shall affect any Ordinary Shares (on an as-converted basis) issued upon conversion of any applicable Preferred Share prior to such adjustment or readjustment, as the case may be.

(c)                                  Deemed Issuance of New Securities.  In the event the Company at any time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any series or class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (on an as-converted basis) (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number for anti-dilution adjustments) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or the exercise of such Options, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that such New Securities shall not be deemed to have been issued unless the consideration per Ordinary Share (on an as-converted basis) (determined pursuant to Article 8.3(E)(5)(e) hereof) of such New Securities would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue or record date, as provided for by Article 8.3(E)(5)(d), and provided further that in any such case in which New Securities are deemed to be issued:

(i)                                     no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares (on an as-converted basis) upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of Options for Convertible Securities or Ordinary Shares (on an as-converted basis);

(ii)                                  if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares (on an as-converted basis) issuable, upon the exercise, conversion or exchange thereof, the Conversion Price for each affected Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)                               upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that have not been exercised, the then effective Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(y)                                 in the case of Convertible Securities or Options for Ordinary Shares (on an as-converted basis), the only New Securities issued were Ordinary Shares (on an as-converted basis), if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange;

(z)                                  in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(iv)                              no readjustment pursuant to Article 8.3(E)(5)(c)(ii) and (iii) shall have the effect of increasing the then effective Conversion Price of any Preferred Shares, to an amount which exceeds the lower of (i) the Conversion Price for such Preferred Shares on the original adjustment date, or (ii) the Conversion Price for such Preferred Shares that would have resulted from any issuance of additional Ordinary Shares (on an as-converted basis) between the original adjustment date and such readjustment date;

(v)                                 if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Article 8.3(E)(5)(c) as of the actual date of their issuance; and

(vi)                              in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price for any Preferred Shares shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (iii) above.

(d)                                 Adjustment of Conversion Price upon Issuance of New Securities.

(i)                                     In the event of an issuance or deemed issuance of New Securities, at any time after the Original Issue Date, for a consideration per Class A Ordinary Share received by the Company (net of any selling concessions, discounts or commissions) (the “New Price”) less than the Conversion Price for such series of Preferred Shares in effect immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)                               CP2 means the Conversion Price in effect immediately after such issue of New Securities;

(b)                               CP1 means the Conversion Price in effect immediately prior to such issue of New Securities;

(c)                                “A” means the number of Ordinary Shares outstanding immediately prior to such issuance of New Securities, treating for this purpose as outstanding all Ordinary Shares  issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Equity Securities (including the Preferred Shares) outstanding (assuming exercise of any outstanding Options or Convertible Securities therefor) immediately prior to such issue;

(d)                               “B” means the number of Ordinary Shares that would have been issued if such New Securities had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(e)                                “C” means the number of such New Securities issued or deemed issued in such transaction.

(e)                                  Determination of Consideration.  For purposes of this Article 8.3(E)(5), the consideration received by the Company for the issuance or deemed issuance of any New Securities shall be computed as follows (in any event  being not less than par value):

(i)                                     Cash and Property.  Such consideration shall:

(1)                                 insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and excluding any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance of any New Securities;

(2)                                 insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined and approved in good faith by the Board of Directors; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of any Group Company;

(3)                                 in the event New Securities are issued together with other Shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received which relates to such New Securities, computed as provided in clauses (1) and (2) above, as reasonably determined in good faith by the Board of Directors.

(ii)                                  Options and Convertible Securities.  The consideration per Ordinary Share (on an as-converted basis) received by the Company for New Securities deemed to have been issued pursuant to Article 8.3(E)(5)(c) relating to Options and Convertible Securities, shall be determined by dividing (y) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities (determined in the manner described in paragraph (i) above), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (z) the maximum number of Ordinary Shares (on an as-converted basis) (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(6)                                 Other Dilutive Events.  In case any event shall occur as to which the other provisions of this Article 8.3(E) are not strictly applicable, but the failure to make any adjustment to the Conversion Price, would not fairly protect the conversion rights of the Preferred Shareholders in accordance with the essential intent and principles hereof, then the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Article 8.3(E), necessary to preserve, without dilution, the conversion rights of the Preferred Shareholders.

(7)                                 No Impairment.  The Company will not, by amendment of these Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, amalgamation, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 8.3 and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the Preferred Shareholders against impairment.

(8)                                 Certificate of Adjustment.  In the case of any adjustment or readjustment of the Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall deliver such certificate by notice to each registered Preferred Shareholder at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any New Securities issued or sold or deemed to have been issued or sold, (ii) the number of New Securities issued or sold or deemed to be issued or sold, (iii) the Conversion Price, in effect before and after such adjustment or readjustment, and (iv) the type and number of Equity Securities of the Company, and the type and amount, if any, of other property which would be received upon conversion of such Preferred Shares after such adjustment or readjustment.

(9)                                 Notice of Record Date.  In the event the Company shall propose to take any action of the type or types requiring an adjustment set forth in this Article 8.3(E), the Company shall give notice to the relevant Preferred Shareholders, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place.  Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price, and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the relevant Preferred Shares.  In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(10)                          Reservation of Shares Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, based on the Coversion Price, as adjusted, such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares.  If at any time the number of authorized but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the Preferred Shareholders, the Company and its Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Class A Ordinary Shares to such number of shares as shall be sufficient for such purpose.

(11)                          Notices.  Any notice required or permitted pursuant to this Article 8.3 shall be given in writing and shall be given in accordance with Articles 108 through 112.

(12)                          All calculations under this Article 8.3 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(13)                          The provision under this Article 8.3(E) shall terminate upon the consummation of an IPO.

8.4                               Voting Rights.

A.                                    General Rights.  Subject to the provisions of the Memorandum and these Articles, at all general meetings of the Company: (a) the holder of any Class B Ordinary Shares issued and outstanding shall have ten (10) votes for each Class B Ordinary Share held by such holder; (b) the holder of any Class A Ordinary Shares issued and outstanding shall have one (1) vote for each Class A Ordinary Share held by such holder; and (c) the Preferred Shareholder shall be entitled to such number of votes as equals the whole number of Class A Ordinary Shares into which such holder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company’s Members entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s Members is first solicited. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which the Preferred Shares held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Subject to provisions to the contrary elsewhere in the Memorandum and Articles, or as required by the Statute, such votes of the Class A Ordinary Shares, the Class B Ordinary Shares, and Preferred Shares shall be counted together with all other Shares of the Company (if any) as a single class.

B.                                    Protective Provisions.

(1)                              Shareholders Consent.

(i)                           Subject to Article 8.4(B)(1)(iii) and Article 8.4(B)(1)(iv) hereof, notwithstanding any other vote or consent required elsewhere in this Memorandum and Articles, the Company shall not, and shall cause each Beijing CHJ and WFOE (where applicable) not to, take, permit to occur, approve, authorize, agree, or commit to do any of the following, and no member shall permit the Company to, take, permit to occur, approve, authorize, agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, without the prior written approval of the Majority Ordinary Holders and the Requisite Preferred Holders:

(a)                       any increase, reduction, or cancellation of the authorized or issued share capital of the Company;

(b)                       any action that creates, authorizes the creation of, or issue any class or series of Equity Securities of the Company, or any new issuance of debt securities or other securities of similar nature of the Company having any right, preference, or privileges superior to or on a parity with the existing Equity Securities of the Company;

(c)                        any action that reclassifies any outstanding Shares into Shares having rights, preferences, privileges, powers, limitations, or restrictions senior to or on a parity with any series of Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise;

(d)                       any adverse amendment or change of the rights, preferences, privileges, powers, limitations, or restrictions of or concerning, or the limitations or restrictions provided for the benefit of, any series of Preferred Shares; and

(e)                        any amendment, modification, or change to the Memorandum and Articles.

Notwithstanding anything to the contrary contained herein, where any act listed above requires the approval of the Shareholders in accordance with the Companies Law (as amended) of the Cayman Islands, and if the Shareholders vote in favor of such act but the approval of the Requisite Preferred Holders has not yet been obtained, the Requisite Preferred Holders who vote against such act at a meeting of the Shareholders in aggregate shall have the voting rights equal to the aggregate voting power of all the Shareholders who voted in favor of such act plus one (1).

(ii)                        Subject to Article 8.4(B)(1)(iii) and Article 8.4(B)(1)(iv) hereof, notwithstanding any other vote or consent required elsewhere in this Memorandum and Articles, the Company shall not, and shall cause each Key Group Company (where applicable) not to, take, permit to occur, approve, authorize, agree, or commit to do any of the following, and no member shall permit the Company to, take, permit to occur, approve, authorize, agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, without the prior written approval of the Majority Ordinary Holders and the Requisite Preferred Holders, including the written approval of the Series C Lead Investor or Meituan:

(a)                       the commencement of or consent to any proceeding seeking (i) to adjudicate any Key Group Company as bankrupt or insolvent, (ii) liquidation, winding up, or dissolution of any Key Group Company under any law relating to bankruptcy or insolvency, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, except for those caused by corporate structure adjustment (including for the purposes of transfer pricing) approved by the Board, including at least one (1) Investor Director;

(b)                       the merger or split of any Key Group Company, or any transaction that constitutes a Deemed Liquidation Event;

(c)                        any material change to the principal business of the Group Companies (taken as a whole);

(d)                       any initial public offering by the Company which does not constitute a Qualified IPO;

(e)                        any change of the authorized size or composition of the Board of the Company or the Subsidiary Board (as defined in the Shareholders Agreement) contemplated by Article 63, except for such change as a result of any non-exercise or forfeiture of rights to designate, appoint, remove, replace, and reappoint director(s) under Article 63.1 by any Party or such change as a result of any replacement of director(s) by any Shareholder who is entitled to appoint director(s) pursuant to Article 63.1.

Notwithstanding anything to the contrary contained herein, where any act listed above requires the approval of the Shareholders in accordance with the Companies Law (as amended) of the Cayman Islands, and if the Shareholders vote in favor of such act but the approval of the Requisite Preferred Holders (or the approval of the Series C Lead Investor or Meituan) has not yet been obtained, the Requisite Preferred Holders (or the Series C Lead Investor or Meituan) who vote against such act at a meeting of the Shareholders in aggregate shall have the voting rights equal to the aggregate voting power of all the Shareholders who voted in favor of such act plus one (1).

(iii)                     Notwithstanding any other vote or consent required elsewhere in this Memorandum and Articles, the Company shall not, and shall cause each Key Group Company (where applicable) not to, take, permit to occur, approve, authorize, agree, or commit to do any of the following, and no member shall permit the Company to, take, permit to occur, approve, authorize, agree, or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, without the prior written approval of the Majority Ordinary Holders and the Series C Lead Investor:

(a)                       issue any Equity Securities of the Company or issue and redeem bonds, notes, debentures, and other debt securities by any Key Group Company that could be converted into, exchangeable or exercisable for any Equities Securities of such Key Group Company at a price per share lower than the Series C Issue Price; and

(b)                       any adverse amendment or change of the rights, preferences, privileges, powers, limitations, or restrictions of or concerning, or the limitations or restrictions provided for the benefit of, any Series C Preferred Shares (for the avoidance of doubt, any amendment in connection with issuance of new Equity Securities of the Company at a price per share higher than the Series C Issue Price shall be excluded).

Notwithstanding anything to the contrary contained herein, where any act listed above requires the approval of the Shareholders in accordance with the Companies Law (as amended) of the Cayman Islands, and if the Shareholders vote in favor of such act but the approval of the Series C Lead Investor has not yet been obtained, the Series C Lead Investor who votes against such act at a meeting of the Shareholders in aggregate shall have the voting rights equal to the aggregate voting power of all the Shareholders who voted in favor of such act plus one (1).

(iv)                    Notwithstanding any other vote or consent required elsewhere in this Memorandum and Articles, the Company shall not, and shall cause each Key Group Company (where applicable) not to, take, permit to occur, approve, authorize, agree, or commit to do any of the following, and no member shall permit the Company to, take, permit to occur, approve, authorize, agree, or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, without the prior written approval of the Majority Ordinary Holders and Meituan:

(c)                        issue any Equity Securities of the Company or issue and redeem bonds, notes, debentures, and other debt securities by any Key Group Company that could be converted into, exchangeable or exercisable for any Equities Securities of such Key Group Company at a price per share equal to or lower than the Series D Issue Price; and

(d)                       any adverse amendment or change of the rights, preferences, privileges, powers, limitations, or restrictions of or concerning, or the limitations or restrictions provided for the benefit of, any Series D Preferred Shares (for the avoidance of doubt, any amendment in connection with issuance of new Equity Securities of the Company at a price per share higher than Meituan Series D Issue Price (as adjusted in connection with share splits or share consolidation, reclassification, or other similar event) shall be excluded).

Notwithstanding anything to the contrary contained herein, where any act listed above requires the approval of the Shareholders in accordance with the Companies Law (as amended) of the Cayman Islands, and if the Shareholders vote in favor of such act but the approval of Meituan has not yet been obtained, Meituan shall have the voting rights equal to the aggregate voting power of all the Shareholders who voted in favor of such act plus one (1).

(2)                              Board Consent.

(i)                            Subject to Article 8.4B(2)(ii) hereof, notwithstanding any other vote or consent required elsewhere in this Memorandum and Articles, the Company shall not, and shall cause each other Key Group Company (where applicable) not to, take, permit to occur, approve, authorize, agree, or commit to do any of the following, and no member shall permit the Company to, take, permit to occur, approve, authorize, agree, or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, without the prior approval of at least half (1/2) of the Directors (including the approval of at least one (1) Investor Director):

(a)                       any appointment or removal of the chief executive officer, chief financial officer, chief engineer, or president of the Company and to increase more than 50% remuneration of the aforesaid personnel;

(b)                       unless outside the annual budget or otherwise conducted in the ordinary course of business and, on a fair and arm’s length basis, any transaction between any Key Group Company and any of its Associates (other than the companies Controlled by the Company) in an amount of no less than an aggregate of US$2,000,000 in a single transaction or a series of transactions in a fiscal year;

(c)                        unless outside the annual budget (as applicable) or otherwise conducted in the ordinary course of business, any incurring of borrowings or indebtedness, provision of any loans or any guarantee by any Key Group Company in any form, issue and redemption of bonds, notes, debentures, and other debt securities by any Key Group Company that could not be converted into any Equities Securities of such Key Group Company, in excess of an aggregate of US$20,000,000 in a single transaction or a series of transactions in a fiscal year;

(d)                       the approval or adoption of the annual budget of the Group Companies; and

(e)                        substantial amendment or termination of the Control Documents or dismantling the current VIE structure of the Group Companies under the Control Documents.

(ii)                         Notwithstanding any other vote or consent required elsewhere in this Agreement, the Memorandum and Articles, the Company shall not, and shall cause each Key Group Company (where applicable) not to, take, permit to occur, approve, authorize, agree, or commit to do any of the following, and no member shall permit the Company to, take, permit to occur, approve, authorize, agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, without the prior approval of at least half (1/2) of the Directors (including the approval of the Series D Director):

(a)                       appointment or removal of the chief executive officer of the Group;

(b)                       the amendment or termination of the ESOP Plan and the adoption, amendment, or termination of any new ESOP Plan after the date of the Closing (for the avoidance of doubt, excluding the grant of option to employees and officers);

(c)                        sell, transfer, license out, pledge, or encumber any material assets of any Group Company, including, without limitation, technology or Intellectual Property, other than licenses granted in the ordinary course of business;

(d)                       enter into any joint venture or partnership which engages in the business outside the scope of the Business or enter into any joint venture or partnership which engages in the business within the scope of the Business with the consideration paid (in cash or other kind) by the Group Companies and any Subsidiary of the Group Companies newly established after the Closing (if any) into such joint venture or partnership in a single transaction or series of related transactions aggregately in excess of US$40,000,000; and

(e)                        entering into any transaction by any Group Company outside the ordinary course of business of such Group Company, of which the related transaction consideration to be paid by such Group Company is, in excess of US$20,000,000 for any single item or in the aggregate in a fiscal year.

8.5                               Redemption Rights

A.                                    Redemption Request.

At any time after the earlier of: (i) the Company fails to consummate a Qualified IPO by June 30, 2023 or (ii) any occurrence of a material breach by each of the Group Companies, Founders or Founder Holding Companies of any of the Transaction Documents, or (iii) any material change of the relevant laws or the occurrence of any other factors, which has resulted or is likely to result in the Company’s inability to control and consolidate the financial statements of any of the PRC Companies, each Preferred Share shall be redeemable at the option of such Preferred Shareholder, out of funds legally available therefor by the Company. Such applicable Preferred Shareholder (the “Initiating Holder(s)”) shall give a written notice by hand or letter mail or courier service to the Company at its principal executive offices at any time (the “Redemption Notice”) requesting the Company to redeem all or part of the outstanding Preferred Shares held by such holder.

B.                                    Redemption Price.  Following receipt of any Redemption Notice, the Company shall (i) promptly thereafter provide all of the other Preferred Shareholders notice (pursuant to Articles 108 through 112 of the Memorandum and Articles) of the Redemption Notice and of their right to participate in such redemption, as applicable, and (ii) pay to the Initiating Holder(s) and other Preferred Shareholders who are entitled to and elect to participate in such redemption (together with the Initiating Holders, the “Redeeming Holders”), an amount equal to the Original Issue Price with a simple rate of eight percent (8%) per annum return calculating from the respective Original Issue Date to the Redemption Price Payment Date (as defined below), minus any accrued and distributed dividends on each applicable Preferred Share held by the Redeeming Holders (collectively, the “Redemption Price,” such applicable Preferred Share, the “Redeeming Preferred Share”), proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers, with each Redemption Price to be paid on a date no later than forty-five (45) days of the Redemption Notice (the “Redemption Price Payment Date”).

For the purpose of this Article 8.5, (i) if applicable, the exchange rate applied to the Original Issue Price shall be the central parity rate of the Renminbi against U.S. dollars published by the People’s Bank of China one day before the Redemption Price Payment Date; (ii) when calculating the Redemption Price for the Series C Preferred Shares, the Series C Preferred Shares issued to the Series B-3 Preferred Shareholders on January 23, 2020 in connection with the exercise of applicable anti-dilution rights of such Series B-3 Preferred Shareholders shall be excluded.

C.                                    Redemption Payment.  At a Redemption Price Payment Date, subject to applicable laws, the Company shall, from any source of assets or funds legally available therefor, redeem each Redeeming Preferred Share by paying in cash the Redemption Price, against surrender by such Redeeming Holder at the Company’s principal office of the certificate representing such share (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor). From and after a Redemption Price Payment Date, if the Redemption Price has been received in full by the Redeeming Holder thereof, all rights of such Redeeming Holder shall cease with respect to such Preferred Shares, and such Preferred Shares shall not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever.

D.                                    Insufficient Funds. Only if the Company’s assets or funds which are legally available on the Redemption Price Payment Date are insufficient to pay in full all Redemption Price to be paid, (i) those assets or funds which are legally available shall be first in a pro-rata manner against each Series D Preferred Share which is requested to be redeemed in proportion to the full amounts to which the relevant Redeeming Holders would otherwise be resepectively entitled thereon, (ii) after the applicable Redemption Price is paid according to item (i) above, those remaining assets or funds which are legally available shall be then in a pro-rata manner against each Series C Preferred Share which is requested to be redeemed in proportion to the full amounts to which the relevant Redeeming Holders would otherwise be respectively entitled thereon, (iii) after the applicable Redemption Price is paid according to item (i) and (ii) above, those remaining assets or funds which are legally available shall be then in a pro-rata manner against each Series B-3 Preferred Share which is requested to be redeemed in proportion to the full amounts to which the relevant Redeeming Holders would otherwise be respectively entitled thereon; (iv) after the applicable Redemption Price is paid according to item (i) to (iii) above, those remaining assets or funds which are legally available shall be then in a pro-rata manner against each Series B-2 Preferred Share which is requested to be redeemed in proportion to the full amounts to which the relevant Redeeming Holders would otherwise be respectively entitled thereon; (v) after the applicable Redemption Price is paid according to item (i) to (iv) above, those remaining assets or funds which are legally available shall be then in a pro-rata manner against each Series B-1 Preferred Share which is requested to be redeemed in proportion to the full amounts to which the relevant Redeeming Holders would otherwise be respectively entitled thereon; (vi) after the applicable Redemption Price is paid according to item (i) to (v) above, those remaining assets or funds which are legally available shall be then in a pro-rata manner against each Series A-3 Preferred Share which is requested to be redeemed in proportion to the full amounts to which the relevant Redeeming Holders would otherwise be respectively entitled thereon; (vii) after the applicable Redemption Price is paid according to item (i) to (vi) above, those remaining assets or funds which are legally available shall be then in a pro-rata manner against each Series A-2 Preferred Share which is requested to be redeemed in proportion to the full amounts to which the relevant Redeeming Holders would otherwise be respectively entitled thereon; (viii) after the applicable Redemption Price is paid according to item (i) to (vii) above, those remaining assets or funds which are legally available shall be then in a pro-rata manner against each Series A-1 Preferred Share which is requested to be redeemed in proportion to the full amounts to which the relevant Redeeming Holders would otherwise be respectively entitled thereon; and (ix) after the applicable Redemption Price is paid according to item (i) to (viii) above, those remaining assets or funds which are legally available shall be then in a pro-rata manner against each Series Pre-A Preferred Share which is requested to be redeemed in proportion to the full amounts to which the relevant Redeeming Holders would otherwise be respectively entitled thereon.  For any Preferred Shares that are to be redeemed pursuant to this Article 8.5 but not fully paid with respect to the related Redemption Price to the Redeeming Holders, each of such Redeeming Holders may choose, at its sole discretion, either (i) request the Company to (and the Company upon such request shall) execute and deliver to such redeeming holder a convertible promissory note (the “Convertible Note”) for the full amount of the Redemption Price due but not paid to such holder pursuant to this Article 8.5; provided that such Convertible Note shall be due and payable no later than twenty-four (24) months of the Redemption Price Payment Date, the full amount due under such Convertible Note shall accrue interest daily (on the basis of a 365-day year) at a simple rate of eight percent (8%) per annum, and each holder of such Convertible Note shall have the right, at its option, to convert the unpaid principal amount of the Convertible Note and the accrued but unpaid interest thereon, into the same class of Preferred Shares requested to be redeemed at a per share conversion price equal to the applicable Original Issue Price; or (ii) request the Company to (and the Company upon such request shall) carry forward and redeem the remaining Preferred Shares to be redeemed as soon as the Company has legally available funds to do so; provided that, without limiting any rights of the Redeeming Holders set forth in these Articles or are otherwise available under the applicable laws, the balance of any Preferred Shares subject to redemption hereunder with respect to which the Company has become obligated to pay the Redemption Price but it has not paid in full, shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such Preferred Shares had prior to the Redemption Price Payment Date, until the Redemption Price and all other redemption payments (including without limitation any dividend and other distribution, if any) accrued after the Redemption Price Payment Date have been paid in full with respect to such Preferred Shares.

E.                                    No Impairment.  Once the Company has received an Redemption Notice, the Company shall not (and shall not permit any Subsidiary of the Company to) take any action which could have the effect of delaying, undermining, or restricting the redemption, and the Company shall in good faith use all reasonable efforts as expeditiously as possible to increase the amount of legally available redemption funds including without limitation, causing any other Group Company to distribute any and all available funds to the Company for purposes of paying the Redemption Price for all Redeeming Preferred Shares on the Redemption Price Payment Date, and until the date on which each Redeeming Preferred Share is redeemed, the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution, other than solely for the purpose of the payment of the Redemption Price.

F.                                     Further Assurances. Each of the Group Companies shall execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Article 8.5.  The Company shall and shall cause each of the Group Companies to ensure that the rights granted under this Article 8.5 to the Redeeming Holders are effective and that the Redeeming Holders enjoy the benefits thereof.  The Company shall and shall cause each of the Group Companies to use its best efforts and take any and all actions as may be necessary, advisable or reasonably requested by the Redeeming Holders in order to carry out the transactions contemplated by this Article 8.5 and to protect the rights of the Redeeming Holders under this Article 8.5 against any impairment.

G.                                   The redemption rights stipulated under this Article 8.5 shall terminate upon the consummation of an IPO.

ORDINARY SHARES

9.                                      Certain rights, preferences, privileges, and limitations of the Ordinary Shares of the Company are as follows:

9.1                               Dividend Provision.  The holders of the Ordinary Shares shall, subject to the Statute and these Articles, be entitled to receive, when, as and if declared by the Board, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board and only after the full payment of all declared but unpaid dividends due on shares ranking in priority to the Ordinary Shares (including the Preferred Shares).

9.2                               Liquidation.  Upon the liquidation, dissolution or winding up of the Company, the assets of the Company shall be distributed as provided in Article 8.2.

9.3                               Voting Rights.  Subject to Article 8.4A hereof, the holder of each Ordinary Share shall be entitled to notice of any Members’ meeting in accordance with these Articles, and shall be entitled to vote upon such matters and in such manner as may be provided for in these Articles.

9.4                               Conversion.

A.                                   Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time by the holder thereof.  Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.  The conversion of Class B Ordinary Shares to Class A Ordinary Shares shall be effected by way of compulsory repurchase by the Company of the relevant Class B Ordinary Shares for a redemption price equal to the original issue price for each Class B Ordinary Share and the issue of Class A Ordinary Shares for a subscription price equal to the redemption price for the equal number of Class B Ordinary Shares.

B.                                   Subject to the Statute, the Transaction Documents, and notwithstanding any other provisions of these Articles, upon any transfer of Class B Ordinary Shares by a holder thereof to any person or entity which is not an Affiliate of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into the equal number of Class A Ordinary Shares.  The conversion of Class B Ordinary Shares into Class A Ordinary Shares shall be effected by way of compulsory repurchase by the Company of the relevant Class B Ordinary Shares for a redemption price equal to the original issue price for each Class B Ordinary Share and the issue of Class A Ordinary Shares for a subscription price equal to the redemption price for the equal number of Class B Ordinary Shares, and (i) that no prior written notice to the holder of Class B Ordinary Shares shall be required from the Company, (ii) that the holder of Class B Ordinary Shares shall surrender the certificates for the applicable Class B Ordinary Shares to the Company immediately prior to the proposed transfer, and (ii) that the date fixed for the conversion shall be the date of such proposed transfer.

REGISTER OF MEMBERS

10.                               The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.  The Register of Members shall be the only evidence as to who are the Members entitled to examine the Register of Members, the list required to be sent to Members under Article 38, or the other books and records of the Company, or to vote in person or by proxy at any meeting of Members.

FIXING RECORD DATE

11.                               The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to vote at a meeting of the Members, or any adjournment thereof, and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

12.                               If no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members.  When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article 12, such determination shall apply to any adjournment thereof.

CERTIFICATES FOR SHARES

13.                               Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other Person authorised by the Directors.  The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process.  All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate.  All certificates surrendered to the Company for transfer shall be cancelled and, subject to these Articles (including Article 8), no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

14.                               The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one Person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

15.                               If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

TRANSFER OF SHARES

16.                               The Shares of the Company are subject to transfer restrictions as set forth in the Shareholders Agreement by and between the Company and certain of its Members on an as applicable basis. The Company will only register transfers of Shares that are made in accordance with such agreements and will not register transfers of Shares that are made in violation of such agreements.  The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and, if the Directors so require, signed by the transferee).  The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

REDEMPTION AND REPURCHASE OF SHARES

17.                               The Company is permitted to redeem, purchase or otherwise acquire any of the Company’s Shares, so long as such redemption, purchase or acquisition (i) is pursuant to any redemption provisions set forth in these Memorandum and Articles, (ii) is pursuant to the ESOP Plan, or (iii) is as otherwise agreed by the holder of such Share and the Company, subject in the case of clause (ii) or (iii) to compliance with any restrictions set forth in the Shareholders Agreement, the Memorandum and these Articles, as applicable.

18.                               Subject to the provisions of the Statute, the Memorandum and these Articles, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. Subject to the provisions of the Statute and these Articles, the Directors may authorize the redemption or purchase by the Company of its own Shares in such manner and on such terms as they think fit and may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.  Subject to the provisions of the Statute and these Articles, the Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

19.                               Subject to Article 8, if at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of at least two-thirds of the issued and outstanding Shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the Shares of that class.

20.                               For the purpose of the preceding Article, all of the provisions of these Articles relating to general meetings shall apply, to the extent applicable, mutatis mutandis, to every meeting of holders of separate class of shares, except that the necessary quorum shall be one or more Persons holding or representing by proxy at least a majority of the issued Shares of such class and that any Member holding Shares of such class, present in person or by proxy, may demand a poll.

21.                               Subject to Article 8, the rights conferred upon the holders of Shares or any class of Shares shall not, unless otherwise expressly provided by the terms of issue of such Shares, be deemed to be varied by the creation, redesignation, or issue of Shares ranking senior thereto or pari passu therewith.

COMMISSION ON SALE OF SHARES

22.                               The Company may, with the approval of the Board, so far as the Statute permits, pay a commission to any Person in consideration of his or her subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company.  Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares.  The Company may also on any issue of Shares pay such brokerage as may be lawful.

NONRECOGNITION OF INTERESTS

23.                               The Company shall not be bound by or compelled to recognise in any way (even when having notice thereof) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

TRANSMISSION OF SHARES

24.                               If a Member dies, the survivor or survivors where such Member was a joint holder, and his or her legal personal representatives where such Member was a sole holder, shall be the only Persons recognised by the Company as having any title to such Member’s interest.  The estate of a deceased Member is not thereby released from any liability in respect of any Share that had been jointly held by such Member.

25.                               Any Person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become the holder of the Share or to have some Person nominated by him or her as the transferee but the Directors shall, in any case, have the same right to decline or suspend registration as they would have had in the case of a transfer by that Member before his death or bankruptcy, as the case may be.  If he or she elects to become the holder, he or she shall give written notice to the Company to that effect.

26.                               If the Person so becoming entitled shall elect to be registered as the holder, such Person shall deliver or send to the Company a notice in writing signed by such Person stating that he or she so elects.

AMENDMENTS OF MEMORANDUM AND ARTICLES AND ALTERATION OF CAPITAL

27.                               Subject to the provisions of the Statute and these Articles, the Company may by Ordinary Resolution:

27.1                        increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

27.2                        consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

27.3                        by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value;

27.4                        cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any Person; and

27.5                        perform any action not required to be performed by Special Resolution.

28.                               Subject to the provisions of the Statute and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

28.1                        change its name;

28.2                        alter or add to these Articles;

28.3                        alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

28.4                        reduce its share capital and any capital redemption reserve fund.

REGISTERED OFFICE

29.                               Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

GENERAL MEETINGS

30.                               All general meetings other than annual general meetings shall be called extraordinary general meetings.

31.                               The Company shall, if required by the Statute, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it.  The annual general meeting shall be held at such time and place as the Directors shall appoint.  At these meetings, the report of the Directors (if any) shall be presented.

32.                               The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

33.                               A Members requisition is a requisition of Members of the Company holding, on the date of deposit of the requisition, not less than either (i) a majority of the voting power of all of the Ordinary Shares, or (ii) a majority of the voting power of the Preferred Shares (on an as-converted basis) of the Company entitled to attend and vote at general meetings of the Company.

34.                               The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

35.                               If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

36.                               A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

37.                               At least ten (10) days’ notice shall be given of any general meeting unless such notice is waived either before, at or after such meeting both (i) by the Majority Ordinary Holders (or their proxies), and (ii) by the Majority Preferred Holders (or their proxies).  Every notice shall be exclusive of the day on which it is given or deemed to be given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed both (i) by the Majority Ordinary Holders (or their proxies), and (ii) by the Majority Preferred Holders (or their proxies).

38.                               The officer of the Company who has charge of the Register of Members of the Company shall prepare and make, at least two (2) days before every general meeting, a complete list of the Members entitled to vote at the general meeting, arranged in alphabetical order, and showing the address of each Member and the number of shares registered in the name of each Member.  Such list shall be open to examination by any Member for any purpose germane to the meeting, during ordinary business hours, for a period of at least two (2) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member of the Company who is present.

PROCEEDINGS AT GENERAL MEETINGS

39.                               The Majority Ordinary Holders and the Majority Preferred Holders, together, present in person or by proxy or if a company or other non-natural Person by its duly authorised representative shall be a quorum.  Subject to Article 42, no business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business.

40.                               A Person may participate at a general meeting by conference telephone or other communications equipment by which all the Persons participating in the meeting can communicate with each other.  Participation by a Person in a general meeting in this manner is treated as presence in person at that meeting.

41.                               A resolution in writing (in one or more counterparts) shall be as valid and effective as if the resolution had been passed at a duly convened and held general meeting of the Company if:

41.1                        in the case of a Special Resolution, it is signed by all Members required for such Special Resolution to be deemed effective under the Statute; or

41.2                        in the case of any resolution passed other than as a Special Resolution, it is signed by Members for the time being holding Shares carrying in aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a general meeting at which all Shares entitled to vote thereon were present and voted (calculated in accordance with Article 8.4A) (or, being companies, signed by their duly authorised representative).

42.                               A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment.  If, however, such quorum shall not be present or represented at any general meeting, the Members (or their proxies) holding a majority of the aggregate voting power of all of the Shares of the Company represented at the meeting may adjourn the meeting from time to time, until a quorum shall be present or represented; provided that, if notice of such meeting has been duly delivered to all Members ten (10) days prior to the scheduled meeting in accordance with the notice procedures hereunder and the quorum is not present within one hour from the time appointed for the meeting solely because of the absence of any holder(s), the meeting shall be adjourned to the seventh (7th) following Business Day at the same time and place (or to such other time or such other place as the Directors may determine) with notice delivered to all Members five (5) days prior to the adjourned meeting in accordance with the notice procedures under Articles 108 through 112 and, if at the adjourned meeting, the quorum is not present within half an hour from the time appointed for the meeting for the reason of the absence of the Majority Preferred Holders (on an converted basis), then the presence of such holders shall not be required at such adjourned meeting for purposes of establishing a quorum.

43.                               The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he or she shall not be present within ten (10) minutes after the time appointed for the holding of the meeting, or is unwilling or unable to act, the Directors present shall elect one of their members, or shall designate a Member, to be chairman of the meeting.

44.                               With the consent of a general meeting at which a quorum is present, the chairman may (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a general meeting is adjourned, notice of the adjourned meeting shall be given as in the case of an original meeting.

45.                               A resolution put to the vote of the meeting shall be decided by poll and not on a show of hands.

46.                               On a poll, the holder of any Class B Ordinary Shares, any Class A Ordinary Shares, or any Preferred Shareholder shall be entitled to vote in accordance of this Article 8.4A .

47.                               Except on a poll on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

48.                               A poll on a question of adjournment shall be taken forthwith.

49.                               A poll on any other question shall be taken at such time as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

VOTES OF MEMBERS

50.                               Except as otherwise required by law or these Articles, the Ordinary Shares and the Preferred Shares shall vote together on an as-converted basis on all matters submitted to a vote of Members.

51.                               In the case of joint holders of record, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

52.                               A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his or her committee, receiver, or other Person on such Member’s behalf appointed by that court, and any such committee, receiver, or other Person may vote by proxy.

53.                               No Person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class or series of Shares unless he or she is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by such Member in respect of Shares have been paid.

54.                               No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid.  Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

55.                               Votes may be cast either personally or by proxy.  A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting.

56.                               A Member holding more than one Share need not cast the votes in respect of his or her Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him or her, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he or she is appointed either for or against a resolution and/or abstain from voting.

PROXIES

57.                               The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his or her attorney duly authorised in writing, or, if the appointor is a corporation, under the hand of an officer or attorney duly authorised for that purpose.  A proxy need not be a Member of the Company.

58.                               The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, no later than the time for holding the meeting or adjourned meeting. The chairman may in any event, at his or her discretion, direct that an instrument of proxy shall be deemed to have been duly deposited.  An instrument of proxy that is not deposited in the manner permitted shall be invalid.

59.                               The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.  An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

60.                               Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation, or transfer was received by the Company at the Registered Office before the commencement of the general meeting or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

61.                               Any corporation or other non-natural Person that is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such Person as it thinks fit to act as its representative at any meeting of the Company or any class of Members, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he or she represents as the corporation could exercise if it were an individual Member.

SHARES THAT MAY NOT BE VOTED

62.                               Shares in the Company that are beneficially owned by the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

APPOINTMENT OF DIRECTORS AND OBSERVERS

63.                               Directors and Observers.

63.1.                    The authorized number of Directors on the Board shall be up to five (5) authorized Directors, with the composition of the Board determined as follows: (a) the Founders shall have right to designate, appoint, remove, replace, and reappoint up to three (3) Directors on the Board (the “Ordinary Directors”), one (1) of whom shall be the chairman of the Board; and each Ordinary Director shall be entitled to one vote for the purpose of any Board meeting or written Board resolution; (b) for so long as Matrix and GZ Limited jointly hold no less than two thirds (2/3) of the Preferred Shares they hold as of the Series C Closing Date, they shall have the right to jointly designate, appoint, remove, replace, and reappoint up to one (1) Director on the Board; and (c) Meituan shall have the right to designate, appoint, remove, replace, and reappoint up to one (1) Director on the Board (the “Series D Director”; each of the Directors other than the Ordinary Directors, the “Investor Director” and collectively the “Investor Directors”), which shall initially be Mr. Xing Wang (王兴), and each Investor Director shall be entitled to one vote for the purpose of any Board meeting or written Board resolution.

63.2.                    For so long as each of (a) Source Code Capital, Shanghai Huashenglingfei Equity Investment Partnership (Limited Partnership) (上海华晟领飞股权投资合伙企业（有限合伙）), (b) Zhejiang Leo (Hongkong) Limited, Tianjin Lanchixinhe Investment Centre (Limited Partnership) (天津蓝驰新禾投资中心（有限合伙）), (c) Beijing Shouxin Jinyuan Management Consulting Centre (Limited Partnership) (北京首新晋元管理咨询中心（有限合伙）), (d) Hangzhou Shangyijiacheng Investment Management Partnership (Limited Partnership) (Limited Partnership) (杭州上壹嘉乘投资管理合伙企业（有限合伙）), (e) Rainbow Six Limited, Fresh Drive Limited, RUNNING GOAL LIMITED, Future Capital Discovery Fund II, L.P., and Future Capital Discovery Fund I, L.P. jointly, and (f) Ningbo Meishan Bonded Port Area Ximao Partnership, L.P. (宁波梅山保税港区熙茂股权投资合伙企业（有限合伙）) (each a “Designating Investor”) holds no less than two thirds (2/3) of the Preferred Shares it respectively held as of the Series C Issue Date, such Designating Investor shall be entitled to, and for so long as Meituan ceases to have the right to appoint the Series D Director, Meituan shall be entitled to, designate a representative to attend all meetings of the Board and all committees of the Board in a non-voting observer capacity (each, a “Board Observer”). The Designating Investor and Meituan may, at any time, remove their respective designated representative from the seat of the Board Observer and fill such vacancy with another representative.

63.3.                    The Company shall provide each Board Observer with notice of all meetings of the Board (including any committees thereof) as well as copies of all notices, minutes, consents, and other material that it provides to members of the Board (including any committees thereof), at the same time and in the same manner as they are provided to such members.  Each Director and Board Observer shall strictly maintain the confidentiality of any and all information obtained in connection with the rights stated herein and act in a fiduciary manner with respect to all information provided, and shall not use or disclose such information for any purpose at any time, unless and until such information otherwise becomes public.  No one except the Directors, the Board Observers, and such administrative personnel as deemed necessary by the chairman of the Board shall be allowed to attend Board meetings.

POWERS OF DIRECTORS

64.                               Subject to the provisions of the Statute, the Memorandum and these Articles and to any directions given by Special Resolution, the business of the Company shall be managed by or under the direction of the Directors who may exercise all the powers of the Company; provided, however, that the Company shall not carry out any action inconsistent with Articles 8 and 9. No alteration of the Memorandum or these Articles and no such direction shall invalidate any prior act of the Directors that would have been valid if that alteration had not been made or that direction had not been given.  A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

65.                               All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine.

66.                               Subject to Article 8, the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

67.                               Subject to Article 8, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture shares, mortgages, bonds, and other such securities whether outright or as security for any debt, liability, or obligation of the Company or of any third party.

VACATION OF OFFICE AND REMOVAL OF DIRECTOR

68.                               Subject to Article 63.1, the office of a Director shall be vacated if:

68.1                        such Director gives notice in writing to the Company that he or she resigns the office of Director; or

68.2                        such Director dies, becomes bankrupt, or makes any arrangement or composition with such Director’s creditors generally; or

68.3                        such Director is found to be or becomes of unsound mind.

69.                               Any Director who shall have been elected by a specified group of Members may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the group of Members then entitled to elect such Director in accordance with Article 63, given at a special meeting of such Members duly called or by an action by written consent for that purpose.  Any vacancy in the Board of Directors caused as a result of such removal or one or more of the events set out in Article 68 of any Director who shall have been elected by a specified group of Members, may be filled by, and only by, the affirmative vote of the group of Members then entitled to elect such Director in accordance with Article 63, given at a special meeting of such Members duly called or by an action by written consent for that purpose, unless otherwise agreed upon among such Members.

PROCEEDINGS OF DIRECTORS

70.                               A Director may by a written instrument appoint an alternate who need not be a Director, and an alternate is entitled to attend meetings in the absence of the Director who appointed him and to vote or consent in place of the Director.  At all meetings of the Board of Directors a majority of the number of the Directors in office elected in accordance with Article 63 shall be necessary and sufficient to constitute a quorum for the transaction of business (including the presence of at least one (1) Investor Director), and the vote of a majority of the Directors present (in person or in alternate) at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Statute, the Memorandum or these Articles.  If only one Director is elected in accordance with Article 63, such sole Director shall constitute a quorum.  If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting until a quorum shall be present, provided that, if notice of the Board meeting has been duly delivered to all Directors of the Board five (5) Business Days prior to the scheduled meeting in accordance with the notice procedures hereunder and the quorum is not present within one hour from the time appointed for the meeting, the meeting shall be adjourned to the seventh (7th) following Business Day at the same time and place (or to such other time or such other place as the Directors may determine) with notice delivered to all Directors in accordance with the notice procedures hereunder and, if at the adjourned meeting, the quorum is not present within half an hour from the time appointed for the meeting due to the absence of such Director again, then the presence of such Directors shall not be required solely for purpose of determining if a quorum has been established; provided that matters discussed at such adjourned meeting shall be limited to those stated in the written notices and agendas of the Board meetings delivered to the Directors.

71.                               Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit, provided however that the board meetings shall be held at least once every three (3) months unless the Board otherwise approves and that a written notice of each meeting, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting shall be sent to all Directors entitled to receive notice of the meeting at least five (5) days before the meeting and a copy of the minutes of the meeting shall be sent to such Persons at least three (3) days prior to the next regularly scheduled board meeting.

72.                               A Person may participate in a meeting of the Directors or committee of the Board of Directors by conference telephone or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other at the same time.  Participation by a Person in a meeting in this manner is treated as presence in person at that meeting.  Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.  In the event of a deadlock of the votes at any meeting of the Directors, the relevant matters shall be submitted to the Members for approval, subject to compliance with Article 8.4B hereof.

73.                               A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Board of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of the Board of Directors as the case may be, duly convened and held.

74.                               Meetings of the Board of Directors may be called by any Director on forty-eight (48) hours’ notice to each Director in accordance with Articles 108 through 112.

75.                               The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

76.                               The Directors may elect a chairman of their Board and determine the period for which he or she is to hold office. Such chairman shall innitially be appointed by the Founders.  If no such chairman is elected, or if at any meeting the chairman shall not be present within ten (10) minutes after the time appointed for holding the same, the Directors present may choose one of their members to be chairman of the meeting.

77.                               All acts done by any meeting of the Directors or of a committee of the Board of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and qualified to be a Director.

PRESUMPTION OF ASSENT

78.                               A Director of the Company who is present at a meeting of the Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless the Director’s dissent shall be entered in the minutes of the meeting or unless the Director shall file his or her written dissent from such action with the Person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such Person immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

DIRECTORS’ INTERESTS

79.                               Subject to Article 82, a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

80.                               Subject to Article 82, a Director may act by himself or herself or his or her firm in a professional capacity for the Company and such Director or firm shall be entitled to remuneration for professional services as if such Director were not a Director.

81.                               Subject to Article 82, a Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by such Director as a director or officer of, or from his or her interest in, such other company.

82.                               In addition to any further restrictions set forth in these Articles and the Shareholders Agreement, no Person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested (each, an “Interested Transaction”) be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to or accountable to the Company for any profit realised by any such Interested Transaction by reason of such Director holding office or of the fiduciary relation thereby established, so long as the material facts of the interest of each Director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith to and are known by the other Directors..

MINUTES

83.                               The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any series of Shares and of the Directors, and of committees of the Board of Directors including the names of the Directors present at each meeting.

DELEGATION OF DIRECTORS’ POWERS

84.                               Subject to these Articles, the Board of Directors may establish any committees, and approve the delegation of any of their powers to any committee consisting of one or more Directors.  The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member if such other Director’s appointment is approved or ratified by the Board of Directors.

85.                               Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company with the majority approval of all members of such committee.  Each committee shall keep regular minutes and report to the Board of Directors when required.  Subject to these Articles, the proceedings of a committee of the Board of Directors shall be governed by the Articles regulating the proceedings of the Board of Directors, so far as they are capable of applying.

86.                               The Board of Directors may also, delegate to any managing Director or any Director holding any other executive office of their powers as they consider desirable to be exercised by such Person provided that the appointment of a managing Director shall be revoked forthwith if he or she ceases to be a Director.  Any such delegation may be made subject to any conditions the Board of Directors, may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.

87.                               Subject to these Articles, the Directors may by power of attorney or otherwise appoint any company, firm, Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him or her.

88.                               Subject to these Articles, the Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit.  Unless otherwise specified in the terms of an officer’s appointment, an officer may be removed by resolution of the Directors or Members.

NO MINIMUM SHAREHOLDING

89.                               There is no minimum shareholding required to be held by a Director.

REMUNERATION OF DIRECTORS

90.                               The remuneration to be paid to the Directors, if any, shall be such remuneration as determined by the Board.  The Director who is not an employee of any Group Company shall also be entitled to be paid all reasonable travelling, hotel and other out-of-pocket expenses properly incurred by them in connection with their attendance at meetings of the Board of Directors or committees of the Board of Directors, or general meetings of the Company, or separate meetings of the holders of any series of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Board of Directors, or a combination partly of one such method and partly the other.

91.                               The Directors may by resolution of the majority of the Board approve additional remuneration to any Director for any services other than his or her ordinary routine work as a Director.  Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his or her remuneration as a Director.

SEAL

92.                               The Company may, if the Directors so determine, have a Seal.  The Seal shall only be used by the authority of the Directors or of a committee of the Board of Directors authorised by the Board of Directors.  Every instrument to which the Seal has been affixed shall be signed by at least one Person who shall be either a Director or some officer or other Person appointed by the Directors for the purpose.

93.                               The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

94.                               A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his or her signature alone to any document of the Company required to be authenticated by him or her under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

95.                               Subject to the Statute and these Articles, the Directors may declare dividends and distributions on Shares in issue and authorise payment of the dividends or distributions out of the assets of the Company lawfully available therefore.  No dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

96.                               All dividends and distributions shall be declared and paid according to the provisions of Articles 8 and 9.

97.                               The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) then payable by such Member to the Company on account of calls or otherwise.

98.                               Subject to the provisions of Articles 8 and 9, the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

99.                               Any dividend, distribution, interest, or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such Person and to such address as such holder or joint holders may in writing direct.  Every such cheque or warrant shall be made payable to the order of the Person to whom it is sent.  Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other monies payable in respect of the Share held by them as joint holders.

100.                        No dividend or distribution shall bear interest against the Company, except as expressly provided in these Articles.

101.                        Any dividend that cannot be paid to a Member and/or that remains unclaimed after six (6) months from the date of declaration of such dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend shall remain as a debt due to the Member.

CAPITALIZATION

102.                        Subject to these Articles, including but not limited to Article 8, the Directors may capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend as set forth in Articles 8 and 9 hereof and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid.  In such event, the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).  The Directors may authorise any Person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

103.                        The Directors shall cause proper books of account to be kept at such place as they may from time to time designate with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company.  Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.  The Directors shall from time to time determine whether and to what extent and at what times and places, and under what conditions or regulations, the accounts and books of the Company or any of them shall be open to inspection of Members not being Directors and no such Member shall have any right of inspecting any account or book or document of the Company except as conferred by the Statute or authorized by the Directors or the Company in general meeting.

104.                        The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any), and such other reports and accounts as may be required by law.

AUDIT

105.                        The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix the Auditor’s remuneration.

106.                        Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

107.                        Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting or at the next extraordinary general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

NOTICES

108.                        Except as otherwise provided in these Articles, notices shall be in writing.  Notice may be given by the Company to any Member, Director, or Board Observer either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to such Member, Director, or Board Observer (as the case may be) or to the address of such Member, Director, or Board Observer as shown in the Register of Members or the Register of Directors (as the case may be) (or where the notice is given by electronic mail by sending it to the electronic mail address provided by such Member, Director or Board Observer).

109.                        Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days (not including Saturdays or Sundays or public holidays) after the letter containing the same is sent as aforesaid.  Where a notice is sent by fax to a fax number provided by the intended recipient, service of the notice shall be deemed to be effected when the receipt of the fax is acknowledged by the recipient.  Where a notice is given by electronic mail to the electronic mail address provided by the intended recipient, service shall be deemed to be effected when the receipt of the electronic mail is acknowledged by the recipient.

110.                        A notice may be given by the Company to the Person or Persons that the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices that are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the Persons claiming to be so entitled, or at the option of the Company, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

111.                        Notice of every general meeting shall be given in any manner hereinbefore authorised to every Person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every Person upon whom the ownership of a Share devolves by reason of his or her being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his or her death or bankruptcy would be entitled to receive notice of the meeting, and no other Person shall be entitled to receive notices of general meetings.

112.                        Whenever any notice is required by law or these Articles to be given to any Director, member of a committee, Member or Board Observer, a waiver thereof in writing, signed by the Person or Persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

WINDING UP

113.                        If the Company shall be wound up, assets available for distribution amongst the Members shall be distributed, in accordance with Articles 8 and 9.

114.                        If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and, subject to Articles 8 and 9, determine how the division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

INDEMNITY

115.                        To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses that they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own fraud, dishonesty, or willful misconduct and no such Director or officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director or officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other Persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his or her office or trust unless the same shall happen through the fraud, dishonesty or willful misconduct of such Director or officer or trustee.  Except with respect to proceedings to enforce rights to indemnification pursuant to this Article, the Company shall indemnify any such indemnitee pursuant to this Article in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.  The right to indemnification conferred in this Article shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent provided by, and subject to the requirements of, applicable law, so long as the indemnitee agrees with the Company to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article. If commercially reasonable, the Company shall, upon the request of the Board and at the Company’s expense, procure and maintain a Director & Officer insurance (the “D&O Insurance”) from a financially sound and reputable insurer or insurers providing adequate and customary coverage acceptable to the Board. When the Company has purchased the D&O Insurance in accordance with this sub-section, in case of any event takes place whereby a Director is entitled to indemnification by the Company, the amount recovered from the D&O Insurance shall be the first resource available to such Director.

116.                        To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators, and personal representatives respectively shall not be personally liable to the Company or its Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own fraud or dishonesty respectively.

FINANCIAL YEAR

117.                        Unless the Directors otherwise prescribe, the financial year of the Company shall end on the 31st of December in each year and, following the year of incorporation, shall begin on the 1st of January in each year.

TRANSFER BY WAY OF CONTINUATION

118.                        If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

LIEN

119.                        The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of such Share.  The Company also has a first and paramount lien on every Share (whether or not fully paid) registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable).  The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article.  The Company’s lien on a Share extends to any amount payable in respect of it.

120.                        The Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

121.                        For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof.  The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

122.                        The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

123.                        The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their Shares, and each Member shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

124.                        The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

125.                        If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but subject to Article 8.4B, the Directors shall be at liberty to waive payment of that interest wholly or in part.

126.                        The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

127.                        The Directors may make arrangements on the issue of partly paid Shares for a difference between the Members, or the particular Shares, in the amount of calls to be paid and in the times of payment.

128.                        The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Member paying the sum in advance and the Directors.

FORFEITURE OF SHARES

129.                        If a Member fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

130.                        The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

131.                        If the requirements of any such notice as aforesaid are not complied, any Share in respect of which the notice has been given, may at any time thereafter, be forfeited by a resolution of the Directors to that effect.

132.                        A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

133.                        A Person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

134.                        A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

135.                        The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favor of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

136.                        The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

SURRENDER OF SHARES

137.                        Subject to the Statute, the Company may accept the surrender for no consideration of any paid up Share (including any redeemable Share) or any Share not being a fully paid share in lieu of forfeiture on such terms and in such manner as the Directors may determine.